                                                                   Exhibit 10.21

                            STOCK EXCHANGE AGREEMENT

                                   DATED AS OF

                                  MARCH 4, 2006

                                      AMONG

                                ENGANA PTY. LTD.,

     THE SELLERS AND COMPANY OPTIONEES LISTED ON THE SIGNATURE PAGES HERETO,

                           THE SELLER'S REPRESENTATIVE

                                       AND

                               OPTIUM CORPORATION

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                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
ARTICLE I DEFINITIONS                                                                                   2
    1.01.   Definitions                                                                                 2

ARTICLE II PURCHASE AND SALE                                                                            5
    2.01.   Transfer of Shares and Company Stock Options; Issue of Stock and Options                    5
    2.02.   Closing                                                                                     5
    2.03.   Purchase Price Adjustment                                                                   9
    2.04.   Deposit of Stock with the Seller's Representative                                          12
    2.05.   Escrow                                                                                     12
    2.06.   Further Assurances; Post-Closing Cooperation                                               14

ARTICLE III REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY                                     14
    3.01.   Corporate Existence and Power                                                              15
    3.02.   Corporate Authorization                                                                    15
    3.03.   Governmental Authorization; Consents                                                       15
    3.04.   Non-Contravention                                                                          15
    3.05.   Capitalization                                                                             16
    3.06.   Subsidiaries                                                                               16
    3.07.   Financial Statements                                                                       16
    3.08.   Absence of Certain Changes                                                                 17
    3.09.   Personal Property                                                                          18
    3.10.   Real Property                                                                              19
    3.11.   No Undisclosed Liabilities                                                                 19
    3.12.   Litigation                                                                                 19
    3.13.   Tax Matters                                                                                19
    3.14.   Material Contracts                                                                         22
    3.15.   Technology and Intellectual Property                                                       23
    3.16.   Insurance Coverage                                                                         25
    3.17.   Employee Benefits                                                                          26
    3.18.   Compliance with Laws; Permits; No Defaults                                                 27
    3.19.   Employees and Labor Matters                                                                28
    3.20.   Transactions with Affiliates; Intercompany Arrangements                                    30
    3.21.   Finders' Fees                                                                              30
    3.22.   Corporate Records                                                                          30
    3.23.   Illegal Payments                                                                           30
    3.24.   Other Information                                                                          31
    3.25.   Insolvency                                                                                 31

                                        i
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
ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS AND COMPANY OPTIONEES                    32
    4.01.   Existence and Power; Authorization                                                         32
    4.02.   Non-Contravention                                                                          33
    4.03.   Title to and Validity of Shares                                                            33
    4.04.   Claims against Company                                                                     33
    4.05.   Investment Representation                                                                  34
    4.06.   No Shareholding Agreements                                                                 36
    4.07.   Trust Deeds and other Governing Documents                                                  36

ARTICLE V REPRESENTATIONS AND WARRANTIES OF OPTIUM                                                     36
    5.01.   Organization and Existence                                                                 36
    5.02.   Corporate Authorization; Valid Issuance                                                    36
    5.03.   Governmental Authorization                                                                 36
    5.04.   Shares Authorized                                                                          37
    5.05.   Capitalization                                                                             37
    5.06.   Financial Statements                                                                       37
    5.07.   Absence of Certain Changes                                                                 38
    5.08.   Litigation                                                                                 39
    5.09.   Compliance with Laws; Permits; No Defaults                                                 39
    5.10.   Tax Matters                                                                                40
    5.11.   Other Information                                                                          40
    5.12.   Insolvency                                                                                 41

ARTICLE VI COVENANTS OF THE COMPANY AND SELLERS                                                        41
    6.01.   Confidentiality                                                                            41
    6.02.   Conduct before Closing                                                                     41
    6.03.   No Encumbrance                                                                             43
    6.04.   Exclusivity                                                                                43
    6.05.   General Release by Sellers                                                                 44

ARTICLE VII COVENANTS OF OPTIUM                                                                        44
    7.01.   Confidentiality                                                                            44
    7.02.   Post-Closing Option Grants                                                                 45

ARTICLE VIII COVENANTS OF ALL PARTIES                                                                  45
    8.01.   Efforts                                                                                    45
    8.02.   Certain Filings                                                                            45
    8.03.   Public Announcements                                                                       45
    8.04.   Access                                                                                     45
    8.05.   Notices of Certain Events; Continuing Disclosure                                           46

ARTICLE IX CONDITIONS TO CLOSING                                                                       47
    9.01.   Conditions to the Obligations of Each Party                                                47
    9.02.   Conditions to Obligation of Optium                                                         47
    9.03.   Conditions to Obligation of the Company and the Sellers                                    47

                                       ii
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
ARTICLE X SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TRANSACTION RELATED INDEMNIFICATION              48
    10.01.  Survival of Representations, Warranties and Covenants                                      48
    10.02.  Indemnification; Manner of Payment                                                         49
    10.03.  Limitations on Indemnification                                                             50
    10.04.  Notice; Defense of Third-Party Claims                                                      50
    10.05.  Limitation on Contribution and Certain Other Rights; Other Limitations                     52
    10.06.  Claims against Sellers and Company Optionees and against Optium                            52
    10.07.  No Waiver                                                                                  53
    10.08.  Limitations of Liability and Obligations of Certain Sellers                                53

ARTICLE XI TERMINATION                                                                                 57
    11.01.  Grounds for Termination                                                                    57
    11.02.  Effect of Termination                                                                      57
    11.03.  Right to Proceed                                                                           58

ARTICLE XII SELLER'S REPRESENTATIVE                                                                    58
    12.01.  Appointment of Seller's Representative                                                     58
    12.02.  Limitation on Actions                                                                      60
    12.03.  Indemnification                                                                            60

ARTICLE XIII MISCELLANEOUS                                                                             60
    13.01.  Notices                                                                                    60
    13.02.  Amendments; Waivers                                                                        61
    13.03.  Expenses                                                                                   62
    13.04.  Successors and Assigns                                                                     62
    13.05.  Further Assurances                                                                         62
    13.06.  Governing Law                                                                              62
    13.07.  Counterparts; Effectiveness                                                                62
    13.08.  Entire Agreement                                                                           62
    13.09.  Captions                                                                                   62
    13.10.  Jurisdiction                                                                               62

SCHEDULES

Schedule 2.01(a)(i)    List of Sellers and their stockholdings
Schedule 2.01(a)(ii)   List of Company Optionees and their Company Stock Options
Schedule 2.01(b)(i)    Optium Stock to be issued to Sellers at Closing
Schedule 2.01(b)(ii)   Proportion of Escrow Shares attributed to each Seller at Closing
Schedule 2.01(b)(iii)  Optium Stock Options to be delivered to Company Optionees for transferred
                       Options at Closing
Schedule 7.02          Optium Stock Options to be granted to certain persons as soon as practicable after Closing

Company Disclosure Schedule
Optium Disclosure Schedule
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                                       iii
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
EXHIBITS
--------
Exhibit A                Share Transfer Form
Exhibit B                Statutory Declaration and Indemnity for Lost Stock Certificate
Exhibit C                Option Transfer Form
Exhibit D                Stockholders Agreement
Exhibit E                Registration Rights Agreement
Exhibit F                Reserved
Exhibit G                Optium Secretary's Certificate
Exhibit H                Optium Charter
Exhibit I                Rule 902 of the Securities Act
Exhibits J-1 and J-2     Forms of Optium Stock Option Agreements (including forms of Grant Notices)

                                       iv
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                            STOCK EXCHANGE AGREEMENT

     AGREEMENT dated as of March 4, 2006 among Engana Pty. Ltd., a proprietary limited company (the "COMPANY"); the shareholders of the Company listed on the signature pages hereto (each individually a "SELLER" and collectively, the "SELLERS"); the Seller's Representative (as defined herein); the option holders of the Company listed on the signature pages hereto (each individually a "COMPANY OPTIONEE" and collectively, the "COMPANY OPTIONEES"); and Optium Corporation, a Delaware corporation ("OPTIUM"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 1.01.

                                R E C I T A L S:

     WHEREAS, Shareholders collectively own (i) 12,435,266 Series A preference shares of the Company and 15,529,527 Series B preference shares of the Company (collectively, "COMPANY PREFERRED STOCK") and (ii) 10,000,000 ordinary shares of the Company ("COMPANY COMMON STOCK"), collectively constituting all issued and outstanding securities of the Company and as more fully set forth on SCHEDULE 2.01(a)(i) (such shares described in clauses (i) and (ii) being referred to collectively herein as the "SHARES");

     WHEREAS, Optium desires to continue to develop the business in Australia through investment into the research and commercialization of advanced optical components;

     WHEREAS, the Sellers desire to transfer the Shares to Optium in consideration for the issuance of shares of Optium capital stock;

     WHEREAS, the Company Optionees desire to transfer all options to purchase Company Common Stock ("COMPANY STOCK OPTIONS") held by them to Optium (as more fully set forth on SCHEDULE 2.01(a)(ii) hereto) in consideration of the issue of the options to acquire stock in Optium;

     WHEREAS, Optium desires to issue (i) shares of Optium's capital stock to the Sellers and (ii) options to purchase shares of Optium Common Stock to the Company Optionees ("OPTIUM STOCK OPTIONS"), in consideration for the transfer of the Shares and the Company Stock Options to Optium and the cancellation of any other rights to purchase securities;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     1.01.  DEFINITIONS.

            (a) following terms, as used herein, have the following meanings:

     "$" or "DOLLARS" shall mean the lawful currency of the United States of America and "$A" or "AUSTRALIAN DOLLARS" shall mean the lawful currency of the Commonwealth of Australia.

     "AFFILIATE" means, (i) with respect to an individual, any member of such individual's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to any other Person, any officer or director of, or any stockholder, partner or investor having a 10% or greater interest in, such Person or any affiliate of such Person; and (iii) with respect to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person.

     "ANCILLARY AGREEMENTS" means the Stockholders Agreement, the Registration Rights Agreement and the Optium Stock Option Agreements.

     "BUSINESS OR CONDITION OF THE COMPANY" means the business, operations, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company.

     "BUSINESS OR CONDITION OF OPTIUM" means the business, operations, condition (financial or otherwise), results of operations, Assets and Properties and prospects of Optium.

     "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of Pennsylvania and the City of Sydney, NSW Australia are authorized or obligated to close.

     "COMPANY BALANCE SHEET" means the balance sheet of the Company as of the Company Balance Sheet Date found in SECTION 3.07 OF THE COMPANY DISCLOSURE SCHEDULE.

     "COMPANY BALANCE SHEET DATE" means January 31, 2006.

     "CLOSING DATE" means the date of the Closing.

     "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property that:

            (a)     is owned or licensed by or on behalf of the Company;

            (b) is or has been used, or is currently under development for use, in relation to the business of the Company (as it has been, is currently or is currently planned to be conducted); or

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            (c)     is required to fulfill existing obligations in relation to the business of the Company (as it has been, is currently or is currently planned to be conducted).

     "COMPANY MATERIAL ADVERSE CHANGE" means a material adverse change in the Business or Condition of the Company.

     "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the Business or Condition of the Company.

     "COMPANY STOCK PLANS" means the Engana Pty. Limited Employee Share Option Plan and each other plan, program or arrangement providing for the grant of equity-based awards to service providers (including current or former directors, officers, employees or consultants) to the Company.

     "CORPORATIONS ACT" means the Australian CORPORATIONS ACT 2001 (Cth).

     "INTELLECTUAL PROPERTY" means all tangible or intangible proprietary information and materials, including without limitation:

            (a)(i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade dress, logos, trade business or company names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith,
     (iii) all present and future copyright, (iv) all circuit layout rights, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), and (vi) all software and firmware (including data, databases and related documentation); (vii) all moral rights (or rights analogous to moral rights); whether created before or after the date of this Agreement, and whether existing in Australia or otherwise.

            (b) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for, and tangible embodiments of, all intellectual property described herein; and

            (c) all licenses, agreements and other rights in any third party product or any third party intellectual property described in (a) and (b) above other than any "off the shelf" third party software or related intellectual property.

     "TO THE COMPANY'S KNOWLEDGE", "KNOWN TO THE COMPANY" and words of similar import means the actual knowledge of the officers and directors of the Company and the actual

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knowledge of each of Sellers (or the officers, directors or general partners thereof in the case of Sellers who are corporations or partnerships), and in each case after due inquiry.

     "TO THE OPTIUM'S KNOWLEDGE", "KNOWN TO OPTIUM" and words of similar import means the actual knowledge of Eitan Gertel and Dave Renner, in each case after due inquiry.

     "TO THE KNOWLEDGE OF SELLERS OR COMPANY OPTIONEES" and words of similar import means the actual knowledge of each of the Sellers and Company Optionees (or the officers, directors or general partners thereof in the case of Sellers who are corporations or partnerships), and in each case after due inquiry.

     "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, Australia any other foreign country or any domestic or foreign state, county, city or other political subdivision or of any governmental or regulatory authority, body, agency, official or authority.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

     "MAJOR ENGANA INVESTORS" means Deutsche, Intel Capital Corporation, TVP and Starfish.

     "OPTIUM BALANCE SHEET" means the balance sheet of the Company as of the Optium Balance Sheet Date found in SECTION 5.07 OF THE OPTIUM DISCLOSURE SCHEDULE.

     "OPTIUM BALANCE SHEET DATE" means January 31, 2006.

     "OPTIUM COMMON STOCK" means shares of Optium's (i) Common Stock, $.0001 par value per share, (ii) Non-Voting Common Stock, $.0001 par value per share, and
(iii) Optium NV Common Stock.

     "OPTIUM MATERIAL ADVERSE CHANGE" means a material adverse change in the Business or Condition of Optium.

     "OPTIUM MATERIAL ADVERSE EFFECT" means a material adverse effect in the Business or Condition of Optium.

     "OPTIUM NV COMMON STOCK" means shares of Optium's Series 2 Non-Voting Common Stock, $.0001 par value per share.

     "OPTIUM SERIES D-1 PREFERRED STOCK" means shares of Optium's Series D-1 Convertible Preferred Stock, $.0001 par value per share.

     "OPTIUM STOCK" means shares of Optium Series D-1 Preferred Stock and Optium NV Common Stock to be issued to the Sellers under the terms of this document.

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     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by another company.

                                   ARTICLE II

                                PURCHASE AND SALE

     2.01. TRANSFER OF SHARES AND COMPANY STOCK OPTIONS; ISSUE OF STOCK AND OPTIONS.

            (a) The Sellers agree to transfer the Shares to Optium at the Closing. The Shares are currently owned by Sellers in the amounts opposite each such Seller's name on SCHEDULE 2.01(a)(i). The Company Optionees agree to transfer the Company Stock Options to Optium at the Closing. The Company Stock Options are currently issued to the Company Optionees in the amounts, with the exercise prices and vesting schedules opposite each Company Optionee's name on
SCHEDULE 2.01(a)(ii).

            (b) Optium agrees to issue to each such Seller, at the Closing, that number of shares of Optium Series D-1 Preferred Stock and Optium Common Stock as is set forth opposite such Seller's name on SCHEDULE 2.01(b)(i), (ii) Optium agrees to hold in escrow, as of the Closing, one certificate for the total shares of Optium Series D-1 Preferred Stock to be placed into escrow determined in accordance with Section 2.05(a), and one certificate for the total shares of Optium Common Stock to be placed into escrow determined in accordance with Section 2.05(a), each of which shall be registered in the name of Optium, to be held for the benefit of the Sellers in the respective proportions set forth opposite such Seller's name on SCHEDULE 2.01(b)(ii), and (iii) Optium agrees to issue to the Company Optionees, at the Closing, options to purchase shares of Optium Common Stock in the amounts as set forth opposite such Company Optionee's name on SCHEDULE 2.01(b)(iii), on substantially the form attached hereto as EXHIBIT J-1 (together with the form of Optium Stock Option Agreement on EXHIBIT J-2 hereto, the "OPTIUM STOCK OPTION AGREEMENTS").

     2.02. CLOSING. The closing (the "CLOSING") of the transactions described hereunder shall take place at the offices of Corrs Chambers Westgarth, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000, as soon as possible, but in no event later than one (1) day after satisfaction of the conditions set forth in
Article IX, or at such other time or place as Optium and Sellers may agree. At the Closing:

            (a) the Sellers shall deliver to Optium, executed share transfer forms (in substantially the form attached as EXHIBIT A hereto) in favor of Optium in relation to the Shares;

            (b) the Company must ensure the Seller's shares in the Company are transferred and do all other things necessary and incidental to giving effect to the Resolutions;

            (c) the Seller's Representative shall deliver to Optium original share certificates for the Shares; PROVIDED, HOWEVER, if a Seller is unable to locate and deliver an original share certificate to the Seller's Representative for delivery, such Seller may alternatively deliver a statutory declaration and indemnity in substantially the form attached as EXHIBIT B hereto;

            (d) Optium must issue to each Seller that number of shares of Optium Series D-1 Preferred Stock and Optium Common Stock as is set forth opposite such Seller's name on SCHEDULE 2.01(b)(i);

            (e) Optium shall hold in escrow the Escrow Shares to be held for the benefit of the Sellers in accordance with this Agreement.

            (f) the Company Optionees shall deliver to Optium, executed Option Transfer Forms (in substantially the form attached as EXHIBIT C hereto) in favor of Optium in relation to the Company Stock Options;

            (g) Optium shall deliver to the Sellers certificates for the shares of Optium Stock, registered in the names of the Sellers for the number of shares shown in SCHEDULE 2.01(b)(i);

            (h) Optium shall deliver to the Company Optionees executed Optium Stock Option Agreements on substantially the form attached hereto as EXHIBIT J-1 for options to purchase the number of shares of Optium Common Stock with the vesting schedules opposite such Company Optionee's name shown in
SCHEDULE 2.01(b)(iii);

            (i) the Sellers accept Optium Stock and agree to be bound by the certificate of incorporation and By-Laws of Optium, as well as the Stockholders Agreement and Registration Rights Agreement (each as defined below), on and from the date of issue of Optium Stock;

            (j) the Company shall cause a meeting of the directors of the Company to be held and procure at that meeting (such actions to be referred to herein as the "RESOLUTIONS") that the directors:

                    (i) approve the registration of the transfers to Optium of the Shares and the Company Stock Options, subject to payment by Optium of any stamp duty and direct the making of the requisite entry in the Company's share register to give effect to the transfers, the cancellation of the existing share certificates issued in respect of the Shares and the issue of new certificates in the name of Optium;

                    (ii) appoint the persons nominated in writing for that purpose by Optium as directors and secretaries of the Company;

                    (iii) resign from their respective offices (other than Simon Poole as Secretary) without any payment as compensation for loss of office by written resignation containing an acknowledgment and release in terms approved by Optium, that the giver of such resignation has no claim of any nature against the Company, whether in respect of salary, fees, compensation for loss of office, loans or otherwise; and

                    (iv) approve the termination of the Company Stock Plans effective as of immediately following the Closing.

            (k) Seller's Representative shall deliver to Optium on or before the Closing Date written resignations of each member of the boards of directors (other than Simon Poole) and each officer of the Company (other than Simon Poole as Secretary).

            (l) In addition, the Sellers and Company Optionees shall each deliver to Optium the following respective items on their own behalf on or before the Closing Date:

                    (i) such Seller's executed copy of the Second Amended and Restated Stockholders Agreement by and among the Sellers, Optium and the other parties thereto substantially in the same form as EXHIBIT D (the "STOCKHOLDERS AGREEMENT"); and

                    (ii) such Seller's executed copy of the Second Amended and Restated Registration Rights Agreement by and among the Sellers, Optium and the other parties thereto substantially in the same form as EXHIBIT E (the "REGISTRATION RIGHTS AGREEMENT"); and

                    (iii) the minute books and other similar records of the Company, and the stock transfer ledgers and other similar records of the Company at the place at which such books and records are usually located in the normal course of operations of the Company's business.

            (m) Optium shall deliver to the Sellers and the Company the following items on or before the Closing Date:

                    (i) the Stockholders Agreement executed by Optium and the other requisite parties thereto (other than the Sellers); and

                    (ii) the Registration Rights Agreement executed by Optium and the other requisite parties thereto (other than the Sellers); and

                    (iii) for the Sellers and the Company certificates, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Optium (or such Person performing such duties), substantially in the forms and to the effect of EXHIBIT G hereto; and

                    (iv) a good standing certificate for Optium certified by the Delaware Secretary of State as of a date within 3 days of the Closing Date.

            (n) From Closing until the date on which the Shares are registered in the name of Optium, the Sellers must take any and all reasonable action as the registered holder of the

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Shares only as directed by Optium. Optium shall be responsible for any reasonable out-of-pocket costs associated with such actions.

            (o) The parties shall execute and deliver to the appropriate parties any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

            (p) LEGENDS ON SHARES OF OPTIUM STOCK. Each certificate for shares of Optium Stock issued to the Sellers shall bear the following legends:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS."

     Each certificate representing Optium Stock issued to a non-U.S. person will also bear the following restrictive legends:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED AND SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (A) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (B) OTHERWISE UNTIL 40 DAYS AFTER CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (OR RULE 144A OR TO ACCREDITED INSTITUTIONS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE SECURITIES REPRESENTED HEREBY IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER

            OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S OF THE SECURITIES ACT."

            "THE ISSUER WILL REFUSE TO REGISTER ANY TRANSFER OF SECURITIES NOT MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; PROVIDED, HOWEVER, THAT IF THE SECURITIES ARE IN BEARER FORM OR FOREIGN LAW PREVENTS THE ISSUER FROM REFUSING TO REGISTER STOCK TRANSFERS, OTHER REASONABLE PROCEDURES ARE IMPLEMENTED TO PREVENT ANY TRANSFER OF ISSUER'S STOCK NOT MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S."

     Optium shall have no obligation to remove such legends unless in the opinion of counsel satisfactory to Optium no such legends are required.

     Additionally, the Optium Stock Options will be subject to certain transfer and other restrictions as more fully described in the Company Stock Optionee's Optium Stock Option Agreement and the Optium 2001 Stock Incentive Plan, as amended.

     All shares of Optium Stock will also bear the legends required to be included thereon by the Stockholders Agreement (as defined herein).

            (q) Optium shall deliver a certified copy of its Fifth Amended and Restated Certificate of Incorporation in substantially the form attached hereto as EXHIBIT H (the "OPTIUM CHARTER") as filed with the Delaware Secretary of State.

     2.03.  PURCHASE PRICE ADJUSTMENT.

            (a) GENERAL. As an adjustment to the total consideration paid by Optium for the Shares hereunder, each Seller agrees to pay Optium its Pro Rata Share of any Net Cash Shortfall at such time and upon the terms set forth herein. "PRO RATA SHARE" means a fraction the numerator of which is the number of shares of Optium Stock to be received by the applicable Seller at the Closing and the denominator of which is the total number of shares of Optium Stock to be received by all Sellers at the Closing, in each case calculated on an as-converted to Optium Common Stock basis.

            (b) DEFINITIONS. The following terms, as used herein, have the following meanings:

            "CLOSING BALANCE SHEET" means a balance sheet of the Company as of the Closing Date that (x) fairly presents the financial position of the Company as of the Closing Date on a basis consistent with the presentation in the Company Balance Sheet, (y) includes line items substantially consistent with those used in the preparation of the Company Balance Sheet and (z) is prepared in accordance with generally accepted accounting principles in Australia consistently applied.

            "CLOSING NET CASH" means the Net Cash of the Company as of the Closing Date as shown on the Closing Balance Sheet.

            "CASH" means the Company's cash and marketable securities, each as recorded properly and in the ordinary course or business consistent with past practices.

            "CURRENT LIABILITIES" means the Company's (i) accounts payable, (ii) accrued liabilities, (iii) deferred revenue and (iv) other current liabilities, each (x) as accrued properly and in the ordinary course or business consistent with past practices.

            "FINAL NET CASH" means Closing Net Cash (i) as shown in Optium's calculation delivered pursuant to Section 2.03(c) if no notice of disagreement with respect thereto is duly delivered by the Seller's Representative pursuant to Section 2.03(d) or (ii) if such a notice of disagreement is duly delivered by Sellers, (A) as agreed by the parties pursuant to Section 2.03(e) or (B) in the absence of such agreement, as shown in the independent accountant's calculation delivered pursuant to
     Section 2.03(e).

            "NET CASH" means Cash minus Current Liabilities.

            "NET CASH SHORTFALL" means the amount by which the Target Net Cash Amount exceeds Final Net Cash.

            "TARGET NET CASH AMOUNT" means $A5,800,000; PROVIDED, HOWEVER, in the event that the Closing Date is later than March 5, 2006, the Target Net Cash Amount shall mean an amount equal to $A5,800,000 minus the product of
     (i) $A10,000 and (ii) the number of days elapsed between March 5, 2006 and the actual Closing Date.

            (c) PREPARATION OF CLOSING BALANCE SHEET. As promptly as practicable after the Closing Date, Optium will cause the Closing Balance Sheet to be prepared and will prepare a certificate based on such Closing Balance Sheet setting forth its calculation of Closing Net Cash. If there is a Net Cash Shortfall, as promptly as practicable, but no later than 30 days, after the Closing Date, Optium will cause the Closing Balance Sheet, together with its certificate to be delivered to Sellers.

            (d) DISAGREEMENT BY SELLERS. If there is a Net Cash Shortfall and if the Seller's Representative disagrees with Optium's calculation of Closing Net Cash, the Seller's Representative may (as directed in writing by three of the four Major Engana Investors), within thirty (30) days after receipt of the documents referred to in Section 2.03(c), deliver a notice to Optium disagreeing with such calculation and setting forth the Seller's Representative calculation of the Closing Balance Sheet and Closing Net Cash. Any such notice of disagreement shall specify those items or amounts as to which the Seller's Representative disagrees, and the Seller's Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Net Cash delivered by Optium pursuant to Section 2.03(c).

            (e) DISPUTE RESOLUTION. If a notice of disagreement shall have been delivered by the Seller's Representative pursuant to Section 2.03(d), Optium and the Seller's Representative shall, during the 20 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the amount of Closing Net Cash, which amount shall not be less than the amount shown in Optium's calculation thereof delivered pursuant to Section 2.03(c) nor more than the amount shown in the Seller's Representative calculation thereof delivered pursuant to Section 2.03(d). If, during such period, Optium and the Seller's Representative are unable to reach agreement, they shall promptly thereafter cause a firm of independent public accountants having no material relationship to Optium, the Seller's Representative or any of the Sellers as is reasonably acceptable to Optium and the Seller's Representative or in the absence of agreement, an independent accountant nominated at the request of either party by the President of the Institute of Chartered Accountants, New South Wales Division, Australia (the "ACCOUNTING REFEREE") promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Net Cash. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Balance Sheet or Optium's calculation of Closing Net Cash as to which the Seller's Representative has disagreed. The Accounting Referee shall deliver to Optium and the Seller's Representative, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto in the absence of fraud or manifest error. The cost of such review and report shall be borne (i) by Optium if the Seller's Representative's calculation of Closing Net Cash is closer to Final Net Cash than Optium's calculation thereof, (ii) by the Seller's Representative if the reverse is true and (iii) otherwise equally by Optium and the Seller's Representative. Each Seller agrees to reimburse the Seller's Representative for such Seller's Pro Rata Share of any amount required to be paid under this
Section 2.03(e) by the Seller's Representative.

            (f) COOPERATION. The parties hereto agree that, if necessary, they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Net Cash and in the conduct of the audits and reviews referred to in this Section 2.03, including without limitation the making available to the extent necessary of books, records, work papers and personnel.

            (g) TIME OF PAYMENT. Any payment required by this Section 2.03 shall be made at a mutually convenient time and place (i) within two (2) Business Days of the date that is 30 days after Optium's delivery of the documents referred to in Section 2.03(c) if no notice of disagreement with respect to Closing Net Cash is delivered by the Seller's Representative or (ii) if a notice of disagreement with respect to Closing Net Cash is so delivered then within 10 days after the earlier of (A) agreement between Optium and the Seller's Representative pursuant to Section 2.03(e) with respect to Closing Net Cash and (B) delivery of the calculation of Closing Net Cash by the Accounting Referee pursuant to
Section 2.03(e).

            (h)     METHOD OF PAYMENT.  Any payments pursuant to this
Section 2.03 shall be made by delivery by Sellers of (i) in the event that the Net Cash Shortfall is equal to or less than $A500,000, a number of unrestricted shares of Optium Stock not subject to the Escrow (unless permitted by Optium) equal to the amount payable hereunder in Australian dollars divided by $A0.832989 rounded down to the nearest whole share (or at the option of an individual Seller, by payment of the applicable amount of cash) or (ii) in the event that the Net Cash Shortfall is more than $A500,000, (A) a certified or official bank check payable to Optium or by causing such payments to be credited to such account of Optium as may be designated by Optium or (B) at Optium's sole option, a number of shares of Optium Stock not subject to the Escrow (unless permitted by Optium) equal to the amount payable hereunder in Australian dollars divided by $A0.832989 rounded down to the nearest whole share. Each Seller shall be responsible for payment of such Seller's Pro Rata Share of any payment required hereunder.

     2.04. DEPOSIT OF STOCK WITH THE SELLER'S REPRESENTATIVE. Each Seller agrees that he, she or it shall have deposited on or prior to the Closing Date of with the Seller's Representative certificates representing the Shares owned by such Seller. The Seller's Representative shall hold the certificates representing the Shares deposited with it pursuant to this Section until the Closing Date, and on the Closing Date, the Seller's Representative shall deliver such certificates in accordance with Section 2.02. In the event that this Agreement is terminated prior to the Closing, the Seller's Representative shall return the respective certificates for the Shares to the Sellers.

     2.05.  ESCROW.

            (a) Sellers agree that in accordance with Section 2.02(e), at the Closing, share certificates for 2,447,583 shares of Optium Series D-1 Preferred Stock ("SERIES D-1 ESCROW SHARES") and 875,238 shares of Optium NV Common Stock (the "COMMON ESCROW SHARES", and together with the Series D-1 Escrow Shares, the "ESCROW SHARES" or the "ESCROW") shall be held by Optium in Escrow in accordance with the terms of this Agreement. All shares of Optium Stock held by Optium in Escrow shall be applied by Optium in accordance with the terms of this Agreement to make any payments due to Optium under Section 10.02 and/or, at the sole option of Optium, under Section 2.03(e). The Escrow Shares may only be cancelled by Optium or delivered to the Sellers, as applicable.

            (b) Any shares of Optium's capital stock issued or distributed upon any stock split, stock dividend or recapitalization effected by Optium after the Closing Date (the "NEW SHARES") in respect of any Escrow Shares that have not been released from the Escrow shall be added to the Escrow and be deemed a part thereof and shall be deemed "Escrow Shares" for all purposes hereof. New Shares issued in respect of Escrow Shares which have been released from the Escrow shall not be added to the Escrow, but shall be distributed to the record holders thereof. Cash dividends on Escrow Shares shall not be added to the Escrow but shall be distributed to the record holders thereof. In the event that Optium shall effect a combination of its shares of capital stock after the Closing Date, Optium shall take such necessary action to effect a proportionate applicable combination and reissuance of the Escrow Shares held in escrow. Subject to the terms and conditions of this Agreement, each Seller shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the Escrow Shares held in escrow on behalf of such Seller (including any New Shares added to the Escrow in respect of such Escrow Shares). Each Seller shall have the right to direct Optium to vote the Escrow Shares held on his or her behalf in the manner that such Seller so chooses.

            (c) From time to time an Optium Indemnified Party (as defined in Section 10.02) may give notice in accordance with Section 10.04 hereof of a claim for indemnification, specifying the nature (in reasonable detail) and amount, in U.S. dollars, of any claim for indemnification under Article X of this Agreement. If the Seller's Representative concedes liability (subject to prior agreement in writing by each of the Major Engana Investors), the Seller's Representative shall deliver to Optium instructions that the number of Escrow Shares being held in escrow equal in value (with each Escrow Share being deemed to have a value of $0.617029 for this purpose only) to the amount claimed in the such notice should be released from Escrow and transferred back to Optium for cancellation and that new certificates evidencing the balance of the Escrow Shares should be issued in the name of Optium and the old certificates cancelled. No earlier than 11 days following dispatch of instructions from the Seller's Representative in accordance with Section 10.04(b), Optium shall cancel the original stock certificates and issue two new stock certificates, a single certificate evidencing the balance Series D-1 Escrow Shares and a single certificate evidencing the balance Common Escrow Shares, each registered in the name of the Optium and held by Optium in escrow. For each claim 73.66% of the total value of such claim shall be released from the Series D-1 Escrow Shares and 26.34% of the total value of such claim shall be released from the Common Escrow Shares. Notwithstanding any of the foregoing, any Seller may elect to make payment of their pro rata portion of any claim in cash by notifying Optium and the Seller's Representative promptly following receipt by such Seller of the instructions of the Seller's Representative described above and no later than ten (10) days following the dispatch of such notice. If any Seller or Sellers make such election to pay for their pro rata portion of any claim with cash, Optium shall, following the receipt of instructions from the Seller's Representative in accordance with Section 10.04(b), cancel the original stock certificates and issue (i) two new stock certificates, a single certificate evidencing the balance Series D-1 Escrow Shares and a single certificate evidencing the balance Common Escrow Shares, each registered in the name of Optium and held by Optium in escrow and (ii) two new stock certificates for each Seller electing to make payment of their pro rata portion of any claim in cash, a single certificate evidencing such Seller's pro rata portion of the Series D-1 Escrow Shares released in connection with such claim and a single certificate evidencing such Seller's pro rata portion of the Common Escrow Shares released in connection with such claim, as and if applicable, each registered in the name of such Sellers and delivered to the Seller's Representative.

            (d) As promptly as practicable following the release of any Escrow Shares from the Escrow, Optium shall send a written statement to each applicable Seller and the Seller's Representative stating the number of Escrow Shares released and the number of Escrow Shares remaining in the Escrow for the benefit of each Seller Indemnifying Party (as defined in Section 10.02).

            (e) Upon the Expiration Date (as defined in Section 10.01(b)) and Optium's receipt of written notice and instructions from the Seller's Representative, Optium shall transfer and deliver certificates representing the number of Escrow Shares then remaining in the Escrow to the Seller's Representative, allocated to each Seller based on their pro rata percentages as set forth opposite each such holder's name on
SCHEDULE 2.01(b)(ii) hereto (as may be adjusted to reflect any previous determination of any Seller to satisfy any claim by the payment of cash in accordance with Section 2.05(c)), unless any claims are then pending against the Escrow, in which case the number of Escrow Shares to be distributed shall be reduced by the number of Escrow Shares equal in value to the aggregate amount of such claims, pending their resolution in accordance with this Section 10.04 hereof. No new or additional claims may be made by Optium after the Expiration Date. On or before the third Business Day following the resolution of all claims outstanding on Expiration Date, Optium shall deliver any certificates evidencing remaining Escrow Shares held in escrow to the Seller's Representative allocated to each Seller based on their pro rata percentages as set forth opposite each such Seller's name on SCHEDULE 2.01(b)(ii) hereto (as may be adjusted to reflect any previous determination of any Seller to satisfy any claim by payment of cash in accordance with Section 2.05(c)).

            (f) Any delivery of Escrow Shares to the Seller's Representative required hereunder shall be sent by personal delivery, overnight (up to a maximum of 3 days) delivery by a recognized courier or delivery service to the Sellers at their respective address set forth on SCHEDULE 2.01(a)(i) hereto (or to such other address as any such party may hereafter designate by written notice to the other parties).

     2.06. FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, each Seller shall execute and deliver to Optium such other documents and instruments, provide such materials and information and take such other actions as Optium may reasonably request more effectively to vest title to the Shares owned and conveyed by such Seller in and to Optium and to the full extent permitted by Law to put Optium in actual possession and control of the Shares.

     At any time or from time to time after the Closing, Opium shall execute and deliver to Sellers such other documents and instruments, provide such materials and information and take such other actions as Sellers or Company Optionees may reasonably request more effectively to effect the issuance of the Optium Stock or Company Stock Options to be issued hereunder to the Sellers and Company Optionees and to the full extent permitted by Law to put the Sellers and Company Optionees in actual possession and control of the shares of Optium Stock or the Company Stock Options, as applicable.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

     In order to induce Optium to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to Optium the representations and warranties contained in this Article III as of the date hereof. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to Optium pursuant to this Agreement (the "COMPANY DISCLOSURE SCHEDULE"). Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and shall be deemed to qualify the particular section or sections of
Article III specified for such item, unless it is reasonably apparent that such exception is relevant to another section or sections of Article III in which case such exception shall also be deemed to qualify such other section or sections. For purposes hereof unless otherwise indicated, all references to the Company shall include all predecessors:

     3.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted or proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has heretofore delivered to Optium true and complete copies of the corporate Constitution of the Company and any agreement between the Company's shareholders as currently in effect.

     3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and each Ancillary Agreement to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

     3.03.  GOVERNMENTAL AUTHORIZATION; CONSENTS.

            (a) The execution, delivery and performance by the Company and the Sellers of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority.

            (b) No consent, approval, waiver or other action (a "REQUIRED CONSENT") by any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which the Company is a party or by which any of them is bound is required or necessary for the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company is a party, or for the consummation of the transactions contemplated hereby or thereby.

     3.04. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the corporate constitution of the Company or any agreement amongst the shareholders of the Company, (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, Permit or decree binding upon or applicable to the Company; (iii) constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or by which any of their assets may be bound or (iv) result in the creation or imposition of any Lien on any asset of the Company.

     3.05. CAPITALIZATION. SECTION 3.05 OF THE COMPANY DISCLOSURE SCHEDULE sets forth (i) the designation and number of outstanding shares of each class of securities of the Company, (ii) the designation of each stock option plan, the number of shares of stock that may be issued pursuant to such plan, the number of outstanding options and the number of outstanding options that are currently exercisable, (iii) all relevant information regarding any outstanding convertible securities and any other outstanding options, warrants or other rights to acquire securities of, or other equity interests in, the Company and
(iv) a list of all holders of securities or rights to acquire securities of the Company. All outstanding securities of the Company have been duly authorized and validly issued, are fully paid and are owned as shown on SECTION 3.05 OF THE COMPANY DISCLOSURE SCHEDULE. Except as set forth on SECTION 3.05 OF THE COMPANY DISCLOSURE SCHEDULE, there are no outstanding (i) shares, other securities or phantom or other equity interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares or other securities of the Company or (iii) options or other rights to acquire from the Company any shares, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). Except as set forth on SECTION 3.05 OF THE COMPANY DISCLOSURE SCHEDULE, (i) there are no agreements to which the Company is a party or by which it is bound and (ii) to the Company's Knowledge, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, for any subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of Company Securities or relating to the transfer, sale or disposition of the shares being issued pursuant to this Agreement. There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

     3.06. SUBSIDIARIES. The Company has no Subsidiaries or any investment or ownership interest in any other entity.

     3.07.  FINANCIAL STATEMENTS.

            (a) Attached as SECTION 3.07 OF THE COMPANY DISCLOSURE SCHEDULE are true and complete copies of:

                    (i) the audited balance sheet and the related audited statements of operations and cash flows for the 12 months ended as of August 2, 2003, July 31, 2004 and July 30, 2005; and

                    (ii) the unaudited balance sheet of the Company as of January 31, 2006 and the related unaudited statements of income and cash flows of the Company for the one month ended January 31, 2006 ((i) and (ii) collectively referred to as the "COMPANY FINANCIAL STATEMENTS").

            (b) Each of the balance sheets included in the Company Financial Statements fairly presents in all material respects the financial position of the Company as of its date, and the other statements included in the Company Financial Statements fairly present in all material respects the "results" of operations and cash flows, as the case may be, of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles in Australia consistently applied during the periods involved and, with respect to the unaudited interim financial statements, for the omission of footnote disclosure and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments.

     3.08. ABSENCE OF CERTAIN CHANGES. Since the Company Balance Sheet Date, except as reflected in the unaudited Company Financial Statements, management accounts (or in notes to the Company Financial Statements or management accounts) (with specific cites on SECTION 3.08 OF THE COMPANY DISCLOSURE SCHEDULE) or in SECTION 3.08 OF THE COMPANY DISCLOSURE SCHEDULE, the Company has conducted their businesses in the ordinary course consistent with past practices and there has not been any:

            (a) Company Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Company Material Adverse Change, or any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the Sellers' ability to consummate the transactions contemplated by this Agreement or perform its obligations hereunder or under the Ancillary Agreements;

            (b) declaration, setting aside or payment of any dividend or other distribution of cash, assets or stock with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares or other securities of, or other ownership interests in, the Company;

            (c) payment or grant of any right by the Company or any of its Subsidiaries to any Interested Person, or any charge by any Interested Person to the Company or any of its Subsidiaries, or other transaction between the Company and any Interested Person, except in any such case for employee compensation payments in the ordinary course of business of the Company and the Subsidiaries consistent with past practice.

            (d)     amendment of any outstanding security of the Company;

            (e) incurrence, assumption or guarantee by the Company of any material indebtedness for borrowed money;

            (f) creation or assumption by the Company of any material Lien on any asset;

            (g) any payment or discharge of a Lien or liability of the Company which was not shown on the Company Balance Sheet or incurred in the ordinary course of business consistent with past practices;

            (h) making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

            (i) damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company in an amount greater than $A100,000;

            (j) change in any method of Tax or financial accounting or accounting practice or any making of a Tax election or change of an existing election by the Company;

            (k) (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) change in benefits payable under existing severance or termination pay policies of the Company or employment agreements to which the Company is a party or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of the Company, other than in the ordinary course of business consistent with past practice;

            (l) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of the Company; or

            (m) agreement, undertaking or commitment to do any of the foregoing.

     3.09.  PERSONAL PROPERTY.

            (a) The Company has good and marketable title to, or in the case of leased personal property have valid leasehold interests in, all personal property (including machinery and equipment, inventory, receivables and furniture) (whether tangible or intangible) reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date (the "PERSONAL PROPERTY"). None of such Personal Property is subject to any Liens, other than:

                    (i)    Liens disclosed on the Company Balance Sheet;

                    (ii) Liens that do not materially detract from the value of the Personal Property as now used, or materially interfere with any present or intended use of the Personal Property.

            (b) The Personal Property owned or leased by the Company and its Subsidiaries, or which it otherwise has the right to use, constitutes all of the personal property held for use or used in connection with the business of the Company and is generally adequate to conduct such business as currently conducted or as proposed to be conducted.

     3.10.  REAL PROPERTY.

            (a) The Company does not own any real property. All real property used or held for use by the Company in connection with the business of the Company is leased by the Company and/or its Subsidiaries as lessee or sublessee.

            (b) SECTION 3.10(b) OF THE COMPANY DISCLOSURE SCHEDULE completely and accurately describes all leases and subleases of real property used by or held for use by the Company in connection with the business of the Company (the "LEASES"), together with a description of all buildings and material fixtures and improvements erected thereon.

            (c) The Leases are in good standing and are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such Lease any default by the Company or, to the Company's Knowledge, by any other Person, or any event that, with notice or lapse of time or both, would constitute a default by the Company or, to the Company's Knowledge, by any other Person. The Company has delivered to Optium complete and accurate copies of all Leases, including all amendments and agreements related thereto. All rent and other charges currently due and payable under the Leases have been paid.

            (d) The Company is the holder of the lessee's interest under the Leases and neither has assigned the Leases nor subleased all or any portion of the premises leased thereunder. The Company has not made any alterations, additions or improvements to the premises leased under the Leases that are required to be removed (or of which lessor could require removal) at the termination of the respective Lease terms.

     3.11. NO UNDISCLOSED LIABILITIES. Except as disclosed in the Company Financial Statements or set forth in SECTION 3.11 OF THE COMPANY DISCLOSURE SCHEDULE, to the Company's Knowledge, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date, which in the aggregate are not material to the Company.

     3.12. LITIGATION. Except as disclosed in SECTION 3.12 OF THE COMPANY DISCLOSURE SCHEDULE, there is no claim, action, charge, suit, investigation or proceeding (or any basis therefor) pending against or, to the Company's Knowledge, threatened against or affecting, the Company or any of their respective properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority. There is no claim, action, charge, suit, investigation or proceeding pending against or threatened against or affecting any officer, director, stockholder or employee of the Company in their capacities as such, as to matters related to the Company.

     3.13.  TAX MATTERS.

            (a) The Company has timely filed all Tax Returns required to be filed (determined without regard to extensions) on or before the date hereof. All such Tax Returns were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and any other information required to be shown thereon. In this Agreement, "TAX RETURNS" means all returns, declarations, reports, claims for refund, information statements, Business Activity Statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof. The Company has paid all federal, state, local and foreign net income taxes, alternative or add-on minimum taxes, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, superannuation guarantee charge, workers compensation premium, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever owed (including Tax liabilities incurred or borne as a transferee or successor, or by contract or otherwise), and all interest, penalties, additions to tax and additional amounts with respect thereto (collectively, "TAXES"), required to be paid by it whether or not shown on the Tax Returns filed by the Company through the date hereof. The Company has withheld and paid all Taxes required to have been withheld and paid in respect of required payments under any Tax Law, including in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. In this Agreement, "TAX LAW" means any Law under which Tax is imposed, assessed or charged by any Government Authority and includes, without limitation, the INCOME TAX ASSESSMENT ACT 1936 (Cth), the INCOME TAX ASSESSMENT ACT 1997 (Cth) and the TAXATION ADMINISTRATION ACT 1953 (Cth). All information required to be retained under any relevant Tax Law is currently held by the Company, including such elections as are required to support the positions taken in the Tax Returns or other revenue returns and any information which may be required to calculate the adjustable value and any capital gain or loss on disposal of any asset held at the Closing Date. The Company has maintained proper and adequate records to enable it to comply with its obligations to (x) prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law, (y) prepare any accounts necessary for the compliance of any Tax Law and (z) retain necessary records as required by any Tax Law and to support any Tax position taken by the Company.

            (b) None of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority responsible for the imposition of any Tax (a "TAX AUTHORITY"), and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the Company's Knowledge, threatened.

            (c) The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Financial Statements.

            (d) The Company has never been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), and the Company has no liability for the Taxes of any Person (other than the Company).

            (e) The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Company Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the reasonable past custom and practice of the Company in filing Tax Returns. The Company will not incur any liability for Taxes from the Company Balance Sheet Date through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice.

            (f) The Company has not issued or created any (x) non-share equity interest (as defined in section 995-1 of the INCOME TAX ASSESSMENT ACT 1997 (Cth)) or non-equity share (as defined in section 6(1) of the INCOME TAX ASSESSMENT ACT 1936 (Cth)) and there is no interest in the Company in respect of which an election was made under section 118(6) of the NEW BUSINESS TAX SYSTEM (DEBT AND EQUITY) ACT 2001 (Cth) which will or may, according to its terms, still be on issue or in existence on or after 1 July 2004.

            (g) The Company's aggregate franking account balance at the Closing Date will not be in deficit and no act or omission of the Company at or prior to the Closing Date will cause the Company to be liable for over-franking tax under the NEW BUSINESS TAX SYSTEM (OVER-FRANKING TAX) ACT 2002 (Cth) after the Closing Date. All franking credits of the Company as shown in the latest Tax Return are fully available for use by the Company and franking credits will be fully available for use by the Company on payment of Taxes to which any Tax provision recognized in the Company Balance Sheet relates.

            (h) No dividend has been paid by the Company in respect of which the franking amount has exceeded the benchmark franking percentage or the maximum franking credit within the meaning of Part 3-6 of the INCOME TAX ASSESSMENT ACT 1997 (Cth) or in respect of which an application has been made to the Commissioner of Taxation for permission to depart from the benchmark franking percentage within the meaning of Part 3-6 of the INCOME TAX ASSESSMENT ACT 1997 (Cth). The Company has provided or will provide before Closing distribution statements within the meaning of section 202-80 of the INCOME TAX ASSESSMENT ACT 1997 (Cth) to shareholders in respect of all dividends paid by the Company before Closing.

            (i) The Company has not participated in any dividend stripping or dividend or capital streaming or franking credit trading schemes and nor will the sale in itself, or in conjunction only with events occurring prior to Closing, constitute such a scheme.

            (j) The Company has not entered into a transaction or arrangement that attracts the operation of any deemed dividend rules of section 108, section 109 or the provisions of Division 7A of the INCOME TAX ASSESSMENT ACT 1936 (Cth).

            (k) The share capital account of the Company is not tainted within the meaning of section 160ARDM of the INCOME TAX ASSESSMENT ACT 1936
(Cth).

            (l) The Company has not been required to reduce losses or the Tax attributes of assets (whether depreciable or capital) as contemplated by Division 245 of Schedule 2C to the INCOME TAX ASSESSMENT ACT 1936 (Cth).

            (m) The Company has not entered into a transaction or arrangement that attracts the operation of any of Division 138, Division 139, Division 140, Division 723, Division 725 or Division 727 of the INCOME TAX ASSESSMENT ACT 1997 (Cth). The Company has not entered into any transaction or arrangement that attracts the operation of Division 16D or section 51AD of the INCOME TAX ASSESSMENT ACT 1936 (Cth). The Company has not participated in any schemes or transactions or made any payments to which the specific or general anti-avoidance rules in any Tax Law applies or might apply.

            (n) No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction. The Company does not have, and has never had, a permanent establishment or other taxable presence in any country other than Australia, as determined pursuant to applicable foreign law and any applicable Tax treaty or convention between Australia and such foreign country.

            (o) The Company has not entered into any arrangement which will give rise to any upward adjustment to the assessable income or any downward adjustment to the allowable deductions of the Company as a result of the operation of the transfer pricing provisions in Division 13 of Part III of the INCOME TAX ASSESSMENT ACT 1936 (Cth).

     3.14.  MATERIAL CONTRACTS.

            (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in SECTION 3.14 OF THE COMPANY DISCLOSURE SCHEDULE, as of the date of this Agreement the Company is not a party to or subject to any:

                    (i)    lease;

                    (ii) contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company and/or its Subsidiaries of, or pursuant to which in the last 12 months the Company has paid, $A100,000 or more;

                    (iii) sales, distribution or other similar agreement providing for the sale by the Company of, or pursuant to which in the last 12 months the Company sold, materials, supplies, goods, services, equipment or other assets for an aggregate purchase price of $A100,000 or more;

                    (iv) partnership, joint venture, manufacture, development, supply or other similar contract, arrangement or agreement;

                    (v) contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $A100,000;

                    (vi) indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security agreement;

                    (vii)  employment or consulting agreement;

                    (viii) license, technology transfer, franchise or other agreement in respect of any Intellectual Property or other property owned or used by the Company;

                    (ix) agency, dealer, sales representative or other similar agreement;

                    (x) contract or other document that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date;

                    (xi) contract or commitment with or for the benefit of any Interested Person; or

                    (xii)  any contract with any governmental or
     quasi-governmental entity; or

                    (xiii) other contract or commitment not made in the ordinary course of business that is material to the Company taken as a whole.

            (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 3.14(a) is a valid and binding agreement of the Company and is in full force and effect, and the Company is not, nor, to the Company's Knowledge, is any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, nor, to the Company's Knowledge, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder.

     3.15.  TECHNOLOGY AND INTELLECTUAL PROPERTY.

            (a) SECTION 3.15 OF THE COMPANY DISCLOSURE SCHEDULE lists: (i) all patents, all trade marks and service marks (whether registered or unregistered), copyrights, designs and other Intellectual Property (including any applications and renewals for any of the foregoing) owned by or on behalf of the Company and any of its Subsidiaries; (ii) all hardware products and tools, software and firmware products and tools and services that are currently sold, published, offered, or under development by the Company and any of its Subsidiaries; and (iii) all licenses (in and out), sublicenses and other agreements (other than off the shelf software licenses) to which the Company and any of its Subsidiaries is a party and pursuant to which the Company and any of its Subsidiaries or any other Person is authorized to use any of the Company Intellectual Property or exercise any rights with respect thereto. In relation to clause (iii) of the preceding sentence: (A) disclosures in SECTION 3.15 OF THE COMPANY DISCLOSURE SCHEDULE must include the identities of the parties to the relevant agreements, a brief description of the nature and subject matter thereof, the term thereof and a brief description of the payment terms (or a summary of any formula or procedure for determining such payment terms); and (B) the Sellers have provided accurate, complete and true copies of such licenses, sublicenses and agreements to Optium (other than off the shelf software licenses).

            (b) The entire right, title and interest in each item of Company Intellectual Property is either: (i) owned solely by the Company or one of its Subsidiaries free and clear of any Liens; or (ii) rightfully used and authorized for use by the Company or one of its Subsidiaries and their respective successors pursuant to a valid and enforceable written license. All of the Company Intellectual Property that is used by the Company or its Subsidiaries pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such in SECTION 3.15 OF THE COMPANY DISCLOSURE SCHEDULE. The Company has all rights in the Company Intellectual Property necessary to carry out the Company's former, current and currently planned future activities, including without limitation (except as specifically noted in SECTION 3.15 OF THE COMPANY DISCLOSURE SCHEDULE) rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, communicate, publish, display and perform publicly, license, rent, lease, assign and sell the Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

            (c) Neither the Company nor any Subsidiary is in violation of any license, sublicense or other agreement to which the Company is a party or otherwise bound relating to any of the Company Intellectual Property. Except as noted in SECTION 3.15 OF THE COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary is obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or Optium, as successor to the Company, in the Company Intellectual Property.

            (d) The use of the Company Intellectual Property by the Company as currently used and as currently proposed to be used does not infringe any other Person's copyright, trade secrets, privacy, rights in confidential information, moral rights, patent, trade mark, service mark, trade name, firm name, logo, trade dress, circuit layout rights or other Intellectual Property rights. No claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Company Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property by the Company and its Subsidiaries, infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted against the Company are threatened by any Person nor does there exist any valid basis for such a claim. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Intellectual Property, other than review of pending patent applications, and neither the Company, any Subsidiary nor any Seller is aware of any information indicating that such proceedings are threatened or contemplated by any governmental entity or any other Person. All granted or issued patents, all registered trade marks and service marks, and all copyright registrations owned by the Company are valid, enforceable and subsisting. There is no unauthorized use, infringement, or misappropriation of any of Company Intellectual Property by any third party, employee or former employee.

            (e) SECTION 3.15 OF THE COMPANY DISCLOSURE SCHEDULE separately lists all parties who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property, including any independent contractors engaged by the Company. The Company and each Subsidiary have secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property owned by the Company: (i) valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and each Subsidiary, (ii) written consents from each individual author of copyright works embodying Company Intellectual Property, permitting the Company and each Subsidiary to use the works in any manner, including acts which may infringe the author's moral rights in those works. The Sellers have provided true and complete copies of such assignments and consents to Optium.

            (f) The transactions contemplated under this Agreement will not alter, impair or otherwise affect any rights of the Company in any Company Intellectual Property.

            (g) The Company has taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company or any of its Subsidiaries.

            (h) No Company Intellectual Property includes, contains, incorporates, links or calls to or otherwise uses any Publicly Available Software and the Company has not used Publicly Available Software in whole or in part in the development of any Company Intellectual Property in a manner that may subject any Company Intellectual Property in whole or in part, to all or part of the license obligations of any Publicly Available Software. "PUBLICLY AVAILABLE SOFTWARE" means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux), copyleft, community source code license, or similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or
(c) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and the Apache Server License.

     3.16. INSURANCE COVERAGE. SECTION 3.16 OF THE COMPANY DISCLOSURE SCHEDULE lists all of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. The Company has furnished to Optium true and complete copies of all insurance policies and fidelity bonds listed in SECTION 3.16 OF THE COMPANY DISCLOSURE SCHEDULE. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company. To the Company's Knowledge there is no threatened termination of, or material premium increase with respect to, any of such policies or bonds.

     3.17.  EMPLOYEE BENEFITS.

            (a) The following terms, as used herein, having the following meanings:

            "BENEFIT ARRANGEMENT" means an employment, severance or similar contract, arrangement or policy (written or oral) and each plan or arrangement providing for severance entitlements or other termination entitlements, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, annual leave, sick leave, long-service leave, superannuation, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits or any co-employment agreement that (i) is entered into, maintained or contributed to, as the case may be, by the Company or any Co-Employer and (iii) covers any Employee or former Employee of the Company.

            "CO-EMPLOYER" means any entity that is or was considered to be a joint employer with the Company.

            "EMPLOYEE" means any employee of the Company, including any employee Co-employed by the Company and Co-Employer.

            (b) SECTION 3.17(b) OF THE COMPANY DISCLOSURE SCHEDULE includes a list of each Benefit Arrangement of the Company, copies or descriptions of which have been made available or furnished previously to Optium. Each Benefit Arrangement has been maintained in compliance with its terms and with the applicable requirements prescribed by any and all statutes, orders, rules and regulations. All contributions and payments accrued under each Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Closing Balance Sheet. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under any Benefit Arrangement that would increase materially the expense of maintaining such Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof. No Employee will become entitled to any material bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby. Except as disclosed in SECTION 3.17(b) OF THE COMPANY DISCLOSURE SCHEDULE. There are no retirement benefit schemes, pension schemes or other pension arrangements relating to the Company in operation.

            (c) Except as required by statute, the Company is not under any liability whatsoever for any superannuation payment or benefit pension retiring or other allowance or deferred compensation, nor is there any contract agreement or arrangement whatsoever whereby or pursuant to which the Company is liable to be or become bound now or at any time in the future to pay any superannuation payment or benefit, pension, retiring or other allowance or deferred compensation to any Person. All superannuation payments are paid to externally managed complying superannuation funds. In relation to superannuation payments, there are no outstanding and unpaid contributions on the part of the Company in respect of any of their employees. In relation to superannuation payments, there are no outstanding and unpaid benefits due to any Employee, their dependents or beneficiaries. The Company has full and proper records relating to the superannuation matters of the Employees which are up-to-date and accurate.

     3.18.  COMPLIANCE WITH LAWS; PERMITS; NO DEFAULTS.

            (a) The Company is not in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (b) SECTION 3.18 OF THE COMPANY DISCLOSURE SCHEDULE correctly describes each governmental license, permit, concession or franchise (a "PERMIT") material to the business of the Company, together with the name of the governmental agency or entity issuing such Permit. To the Company's Knowledge, such Permits are valid and in full force and effect, and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

            (c) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority which defaults or potential defaults individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect.

            (d) The Company timely filed in a proper manner all material reports, statements, notices and other material filings required to be filed with any governmental authority by the Company, to the extent applicable, including all material amendments or supplements to any of the above (the "COMPANY FILINGS"). To the Company's Knowledge, the information contained in the Company Filings was true and complete at the time of filing. The Company Filings were prepared in accordance with applicable law and, without limiting the foregoing, to the Company's Knowledge, did not when filed contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     3.19.  EMPLOYEES AND LABOR MATTERS.

            (a) SECTION 3.19(a) OF THE COMPANY DISCLOSURE SCHEDULE sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status subject to recall)
(i) the name of such employee and the date as of which such employee was originally hired by the Company or a Subsidiary, and whether the employee is on an active or inactive status; (ii) such employee's title; (iii) such employee's annualized compensation as of the date of this Agreement, including base salary, sick leave, long-service leave, bonus and/or commission potential, equity vesting schedule, severance pay potential, and any other compensation forms;
(iv) each current benefit plan in which such employee participates or is eligible to participate; (v) any governmental authorization that is held by such employee and that is used in connection with the Company's business; (vi) such employee's accrued annual leave, accrued sick leave and accrued long service leave entitlements as at the Closing Date; and (vii) the period of notice required to terminate such employee's employment.

            (b) SECTION 3.19(b) OF THE COMPANY DISCLOSURE SCHEDULE lists all Persons who are currently performing services for the Company who are classified as "consultants" or "independent contractors," the compensation of each such Person and whether the Company or a Subsidiary is party to an agreement with such Person (whether or not in writing). Any such agreements are listed on
SECTION 3.14 OF THE COMPANY DISCLOSURE SCHEDULE and have been delivered (or, in the case of agreements that are not in writing, a summary thereof has been delivered) to Optium. All Persons engaged by the Company as independent contractors, rather than employees, have been properly classified as such and have been engaged in accordance with all applicable foreign, federal, state and/or local laws.

            (c) The Company is not and has never been a party to or bound by any industrial award or agreement (including any non-registered agreement) or similar agreement. There has never been nor has there been a threat of any lockout, strike, slowdown, work stoppage, industrial dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of their employees.

            (d) SECTION 3.19(d) OF THE COMPANY DISCLOSURE SCHEDULE lists all current employee manuals and handbooks, employment policy statements, employment agreements, and other materials relating to the employment of the current employees of the Company and its Subsidiaries. The Company has delivered to Optium complete copies of all such documents.

            (e) Except as disclosed in SECTION 3.19(e) OF THE COMPANY DISCLOSURE SCHEDULE, (i) none of the employees of the Company has notified or otherwise indicated to the Company that he or she intends to terminate his or her employment with the Company, or not to accept employment with Optium; (ii) the Company does not have a present intention to terminate the employment of any employee; (iii) to the Company's Knowledge, no employee of the Company has since September 30, 2005 received an offer of an employment from any other Person;
(iv) all employees of the Company have executed the Company's form noncompetition, nondisclosure and developments agreement; (v) no employee of the Company is a party to or is bound by any employment contract, patent disclosure agreement, noncompetition agreement or other restrictive covenant or other contract with any third party that would be likely to affect in any way (A) the performance by such employee of any of his or her duties or responsibilities as a employee, or (B) the business or operations of the Company; (vi) to the Company's Knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company; and (vii) the Company is not and never have been engaged in any dispute or litigation with an employee or former employee regarding Intellectual Property matters.

            (f) Except as disclosed in SECTION 3.19(f) OF THE COMPANY DISCLOSURE SCHEDULE or SECTION 3.17(b) OF THE COMPANY DISCLOSURE SCHEDULE, the Company does not have an established severance pay practice or policy; (ii) no employee of the Company is entitled to any redundancy entitlements, severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payment from the Company or Optium as a result of or in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements or as a result of any termination by the Company on or after the Closing of any Person employed by the Company on or prior to the Closing Date.

            (g) The Company is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company is not engaged, and have never engaged, in any unfair labor practice of any nature. The Company have not failed to pay, any of its employees, consultants or contractors for any wages (including overtime), salaries, commissions, bonuses or any other benefits, under contract, statute or any industrial award or agreement for any services performed by them to the date hereof or amounts required to be reimbursed to such individuals.

            (h) The Company, and each employee of the Company, is in compliance with all applicable visa and work permit requirements, and no visa or work permit held by an employee of the Company will expire during the six month period following the date of this Agreement.

            (i) If all of the services of all employees of the Company had been terminated on the Company Balance Sheet Date, then the amount provided for in the Company Balance Sheet as at that date for long-service leave and holiday pay would have been sufficient to provide for all long-service leave and annual leave which would have then been due to (or properly accrued in favor of) such employees.

            (j) Since the Company Balance Sheet Date, no emoluments, remuneration or fees have been paid or agreed by the Company or its Subsidiaries to be paid to any director save for remuneration of an amount consistent with past practice in the previous 12 months for the service of full-time executive directors.

            (k) The Company has complied with all improvement notices issued to them by Workcover Corporation.

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            (l)     To the Company's Knowledge, there are no workers'
compensation claims against the Company that are not covered in full by the Company insurance policies (excluding any excess payable, not exceeding $A500).

            (m) The Company has not done or omitted to do any act or thing, the doing or omission of which is or could be a breach of:

                    (i) any determination or order of any tribunal, person, or body empowered to determine any dispute relating to the rights or duties of the Company or of any trade union or member of a trade union pursuant to any industrial or similar award or agreement; or

                    (ii) any term contained or implied in any agreement or award between the Company and any trade or labor union or any employee of the Company,

                    (iii) which leads or is likely to or could lead to any industrial action or cause any labor problems.

            (n) The Company has not done or omitted to do any act or thing, the doing or omission of which is or could be a breach of any occupational health and safety laws or regulations.

     3.20. TRANSACTIONS WITH AFFILIATES; INTERCOMPANY ARRANGEMENTS. Except as set forth on SECTION 3.20 OF THE DISCLOSURE SCHEDULE, there are no agreements, loans, leases, royalty agreements or other continuing transactions between the Company and (i) any officer, director or stockholder of the Company or any of their Affiliates or (ii) any member of any officer, director or stockholder of the Company's family or any of their Affiliates ("INTERESTED PERSON"). To the Company's Knowledge, no Interested Person (x) has any material direct or indirect interest in any entity that does business with the Company or (y) has any direct or indirect interest in any property, asset or right that is used by the Company in the conduct of its business. No Interested Person has any contractual relationship (including that of creditor or debtor) with the Company other than such relationships as result solely from being an officer, director or stockholder of the Company.

     3.21. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any of the Sellers or the Company who might be entitled to any fee or commission from Optium, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.22. CORPORATE RECORDS. The corporate record books of the Company contain an accurate record in all material respects of corporate actions taken by the Company's stockholders and board of directors and committees. The copies of the corporate records of the Company, as delivered to Optium, are true and complete copies of the originals of such documents.

     3.23. ILLEGAL PAYMENTS. To the Company's Knowledge, neither the Company nor any Person affiliated with the Company has ever offered, made or received on behalf of the Company any payment or contribution of any kind, directly or indirectly, including payments, gifts or gratuities, to any person, entity, or United States, Australian or foreign national, state or local government officials, employees or agents or candidates therefor or other persons in violation of an federal or state statute specifically governing any such payment or contribution.

     3.24. OTHER INFORMATION. None of this Agreement, the Ancillary Agreements and the schedules, exhibits and other documents delivered in connection herewith and therewith, when read together as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. To the Company's Knowledge, there is no material fact directly relating to the assets, liabilities, business, operations, condition (financial or other) or prospects of the Company (including any competitive developments other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same.

     3.25.  INSOLVENCY.

            (a) INSOLVENCY DEFINITIONS. The following terms, as used herein, have the following meanings:

            "INSOLVENCY EVENT" with respect to an entity means the happening of the following events:

                    (i)    an application (other than one dismissed within five
     (5) Business Days) is made to a court for an order, or an order is made, that an entity be wound up;

                    (ii) an application (other than one that is dismissed within five (5) Business Days) is made to a court for an order appointing a liquidator, provisional liquidator, receiver or other administrator in respect of an entity, or one of them is appointed whether or not under an order;

                    (iii) a resolution is passed to appoint an insolvency administrator in respect of any entity;

                    (iv) an entity enters into, or resolves to enter into, a scheme of arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or its proposes a reorganization, moratorium or other administration involving any of them;

                    (v) an entity resolves to appoint an administrator to itself, wind itself up, or otherwise dissolves itself, or gives notice of intention to do so, or is otherwise wound up or dissolved;

                    (vi) an entity is, or states that it is, unable to pay its debts when they fall due;

                    (vii) an entity takes any step to obtain protection, or is granted protection, from its creditors under any applicable legislation;

                    (viii) any secured creditor of any entity enforces its security; or

                    (ix) anything having a substantially similar effect to any of the events specified in paragraphs (i) to (viii) above happens under the law of any applicable jurisdiction.

     with respect to an individual means the happening of the following events:

                    (x)    his or her bankruptcy; or

                    (xi) any arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of that person's creditors or members or a moratorium involving any of them.

            (b)     Insolvency Representations and Warranties

                    (i) No Insolvency Event has occurred in relation to the Company.

                    (ii) There are no unsatisfied or partly satisfied judgments or writs of execution against the Company and there has been no unusual delay by the Company in payment of any obligation due for payment.

                    (iii) To the Company's Knowledge there are no circumstances which could give rise to any of the events specified in clauses (i) and
     (ii) above.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES RELATING
                        TO SELLERS AND COMPANY OPTIONEES

     Each Seller and Company Optionee, severally but not jointly, represents and warrants to, and agrees with, Optium, as of the date hereof, as follows:

     4.01. EXISTENCE AND POWER; AUTHORIZATION. To the extent such Seller or Company Optionee is an entity, such Seller or Company Optionee is (a) duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (b) has full power and authority under its certificate of formation, bylaws, operating agreements, governing agreements or similar charter and governing documents to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares and/or Company Stock Options, as applicable, and all such actions have been duly authorized by all necessary corporate action. To the extent such Seller or Company Optionee is an individual, such Seller or Company Optionee has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares and/or Company Stock Options, as applicable. Each of this Agreement and each Ancillary Agreement to which the Seller or Company Optionee is a party has been duly executed and delivered by such Seller or Company Optionee and constitutes a valid and binding agreement of such Seller or Company Optionee, enforceable in accordance with its terms. No Insolvency Event has occurred in relation to such Seller or Company Optionee. There are no unsatisfied or partly satisfied judgments or writs of execution against the Seller or Company Optionee and there has been no unusual delays by the Seller or Company Optionee in payment of any obligation due for payment and the Seller or Company Optionee is not aware of any circumstances which could give rise to any Insolvency Event or unusual delay by the Seller or Company Optionee in payment of any obligation due for payment.

     4.02. NON-CONTRAVENTION. The execution, delivery and performance by the Seller or Company Optionee of this Agreement and each Ancillary Agreement to which the Seller or Company Optionee is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) to the extent such Seller or Company Optionee is an entity, contravene or conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of formation, bylaws, operating agreements, governing agreements, or similar charter or governing documents of such Seller or Company Optionee, (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, Permit or decree binding upon or applicable to the Seller or Company Optionee; (iii) constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Seller or Company Optionee or to a loss of any benefit to which the Seller or Company Optionee is entitled under any provision of any agreement, contract or other instrument binding upon the Seller or Company Optionee or by which any of their assets may be bound or (iv) result in the creation or imposition of any Lien on any asset of the Seller or Company Optionee.

     4.03. TITLE TO AND VALIDITY OF SHARES. Such Seller has good and marketable title to and unrestricted power to vote and sell the Shares designated as owned by such Seller opposite such Seller's name on SCHEDULE 2.01(a)(i), free and clear of any Lien or claim, including claims of spouses, former spouses or other family members, or other stockholders (or former stockholders) of the Company. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by such Seller are registered in the name of such Seller.

     4.04. CLAIMS AGAINST COMPANY. To the Knowledge of such Seller or Company Optionee, such party has no existing claims or causes of action against the Company (other than claims for not yet paid wages and employee benefits, if applicable).

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

     4.05.  INVESTMENT REPRESENTATION.

            (a) Such Seller or Company Optionee represents and warrants that:

                    (i) it is acquiring Optium Stock and/or Optium Stock Options, as applicable, solely for its account and not with a view to or for resale in connection with a distribution thereof;

                    (ii) it has had the opportunity to ask questions of and receive complete answers from representatives of Optium concerning the business, management and financial condition of Optium and the terms and conditions of Optium Stock and Optium Stock Options;

                    (iii) it is able to bear the economic risk of its investment in Optium Stock and/or Optium Stock Options, as applicable for an indefinite period of time;

                    (iv) it can afford a complete loss of its investment in Optium Stock and/or Optium Stock Options, as applicable;

                    (v) such Seller or Company Optionee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in Optium Stock and/or Optium Stock Options, as applicable;

                    (vi) such Seller or Company Optionee is (A) an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "SECURITIES ACT") or (B) if the such Seller or Company Optionee is not a U.S. Person, as defined in Rule 902 under the Securities Act (attached hereto on EXHIBIT I), such Seller or Company Optionee represents and warrants that (1) such Seller or Company Optionee is not acquiring the Optium Stock or Optium Stock Options being issued hereunder for the account or benefit of a U.S. Person, and no offer relating to the Optium Stock was made to such Seller or Company Optionee in the United States and, at the time of execution by such Seller or Company Optionee or on behalf of such Seller or Company Optionee of this Agreement and as of the Closing, such Seller or Company Optionee will be outside the United States and (2) such Seller or Company Optionee will resell the Optium Stock being issued hereunder only in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; and further agrees not to engage in hedging transactions with regard to the securities acquired by such Seller or Company Optionee under this Agreement unless in compliance with the Securities Act.; and

                    (vii) it has had the opportunity to seek from Optium, the Company, and each of their Affiliates and their representatives all information deemed necessary by such Seller or Company Optionee to evaluate the merits and risks of participating in the transactions contemplated by this Agreement, including without limitation those described in Section
     2.01 and Section 2.02 hereto. Such Seller or Company Optionee (together with its financial or other advisers) has such knowledge and experience in financial and business matters as to enable it to utilize the information made available to it in connection with the transactions contemplated by this Agreement and to evaluate independently, and it has evaluated independently, the merits and risks of the transactions contemplated by this Agreement. Without limiting the foregoing, such Seller or Company Optionee, together with its Affiliates, has significant experience in and familiarity with, and is not relying on the advice of or information provided by the Optium, the Company, each of their Affiliates or their representatives with respect to the prospects or operation of, or the risks associated with, the business of Optium or the Company.

                    (viii) subject to clause (ix) below, if the Seller or Company Optionee resides in Australia:

                           a.   the Seller or Company Optionee is a
                    "Sophisticated Investor" under section 708(8) of the Corporations Act; or

                           b.   the Seller or Company Optionee is a
                    "Professional Investor" under section 708(11) of the Corporations Act; or

                           c. together with the other Seller or Company Optionees that are in Australia and are not "Sophisticated Investors" or "Professional Investors", the issue of stock in Optium to the Seller is a "Personal Offer" that is a small scale offering under section 708(1) of the Corporations Act; and

                    (ix) if the Seller or Company Optionee is in Australia and clause (viii)(a), (viii)(b) or (viii)(c) does not apply in relation to that Seller or Company Optionee, the Seller or Company Optionee falls within another exemption to the requirement to issue a disclosure document under Chapter 6D of the Corporations Act.

            (b) Such Seller or Company Optionee acknowledges and agrees that:

                    (i) the shares of Optium Stock and the Optium Stock Options to be issued to such Seller or Company Optionee hereunder have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction, and are being issued in reliance upon certain exemptions under such statutes;

                    (ii) the shares of Optium Stock and the Optium Stock Options to be issued to such Seller or Company Optionee hereunder may not be resold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements, and Optium shall have no obligation to record any proposed transfer of such shares on its stock tranfer records unless the shares to be transferred have been registered under the Securities Act or the request for transfer is accompanied by an opinion in form and substance satisfactory to Optium that no such registration is required; and

                    (iii) Optium shall have no obligation to register Optium Stock or Optium Stock Options pursuant to the Securities Act or the securities laws of any state or to supply the information which may be necessary to sell such securities.

     4.06. NO SHAREHOLDING AGREEMENTS. Other than those agreeements disclosed on SECTION 3.05 OF THE COMPANY DISCLOSURE SCHEDULE, there are no agreements to which the applicable Seller is a party or by which the Seller is bound for any subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of Company Securities or relating to the transfer, sale or disposition of the shares being issued pursuant to this Agreement.

     4.07. TRUST DEEDS AND OTHER GOVERNING DOCUMENTS. Each of Deutsche, TVP and Starfish represent and warrant to Optium that the trust deeds and other governing documents provided to Optium for their own respective entity selling hereunder are the true, correct and up-to-date copies of such documents which govern the respective trust or other investing entity.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF OPTIUM

     In order to induce the Company and the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Optium hereby makes to the Company and the Sellers the representations and warranties contained in this
Article V. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Company pursuant to this Agreement (the "OPTIUM DISCLOSURE SCHEDULE"). Except as set forth in the Optium Disclosure Schedule, Optium hereby represents and warrants to the Company and the Sellers, as of the date hereof, that:

     5.01. ORGANIZATION AND EXISTENCE. Optium is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     5.02. CORPORATE AUTHORIZATION; VALID ISSUANCE. The execution, delivery and performance by Optium of this Agreement, the issuance and delivery of Optium Stock and Company Stock Options, and the consummation by Optium of the transactions contemplated hereby are within the corporate powers of Optium and have been duly authorized by all necessary corporate action on the part of Optium. This Agreement has been duly executed and delivered by Optium and constitutes a valid and binding agreement of Optium. The Optium Stock, when issued and delivered in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable and free of third party interests (other than the Escrow Shares with respect to the Escrow).

     5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Optium of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than any applicable filings with the Securities and Exchange Commission or any other state securities authorities.

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

     5.04. SHARES AUTHORIZED. Optium has sufficient shares of Optium Series D-1 Preferred Stock and Optium Common Stock, and sufficient options to purchase Optium Common Stock authorized and available for issuance of the Optium Stock and for issuance of the Optium Stock Options to be issued pursuant to this Agreement.

     5.05. CAPITALIZATION. Optium's fully-diluted, fully-converted capitalization immediately prior to the Closing consists of approximately 213,570,235 shares of Optium Common Stock (calculated on an as-converted to Optium Common Stock basis and including shares of Optium Common Stock (or shares convertible into Optium Common Stock) subject to outstanding options to purchase such shares or shares available for issuance pursuant to Optium's equity incentive plans other than as set forth in the next sentence), not including the Escrow Shares and any of the shares or options listed on Schedules 2.01(b)(i), 2.01(b)(iii), and 7.02. For further clarification, such number noted in the first sentence of this Section 5.05 does not include any shares or stock options that are to be issued as set forth in this Agreement. Of such shares, 24,268,500 shares are Series A Convertible Preferred Stock including warrants convertible therefor, convertible into approximately 28,665,553 shares of Optium Common Stock, 41,969,418 shares are Series B Convertible Preferred Stock convertible into approximately 59,598,520 shares of Optium Common Stock, 60,467,087 shares are Series C Senior Convertible Preferred Stock including warrants convertible therefor, convertible into 60,467,087 shares of Optium Common Stock, 25,245,570 shares are Series D Senior Convertible Preferred Stock convertible into 25,245,570 shares of Common Stock, and none are Series D-1 Preferred Stock. The balance of the shares included in Optium's fully-diluted, fully-converted capitalization are comprised of outstanding shares of Optium Common Stock (voting and non-voting), issued options to purchase Optium Common Stock (voting and non-voting) and shares of Optium Common Stock (voting and non-voting) available for issuance pursuant to Optium's equity incentive plans. Optium anticipates that in the near future it will increase the number of shares of Optium Common Stock (voting and non-voting) issuable pursuant to its equity incentive plans. No adjustment to the number of shares of Optium Stock issuable hereunder will be made as a result of any such increase.

     5.06.  FINANCIAL STATEMENTS.

            (a) Attached as SECTION 5.06 OF THE OPTIUM DISCLOSURE SCHEDULE are true and complete copies of:

                    (i) the audited balance sheet and the related audited statements of operations and cash flows of Optium for the 12 months ended as of December 31, 2003, 2004 and 2005; and

                    (ii) the unaudited balance sheet of Optium as of January 31, 2006 and the related unaudited statements of income and cash flows of Optium for the one month ended January 31, 2006 ((i) and (ii) collectively referred to as the "OPTIUM FINANCIAL STATEMENTS").

            (b) Each of the balance sheets included in the Optium Financial Statements fairly presents in all material respects the financial position of Optium as of its date, and the other statements included in the Optium Financial Statements fairly present in all material respects the "results" of operations and cash flows, as the case may be, of Optium for the periods therein set forth, in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved and, with respect to the unaudited interim financial statements, for the omission of footnote disclosure and, to the extent consistent with U.S. generally accepted accounting principles, normally recurring year-end audit adjustments.

     5.07. ABSENCE OF CERTAIN CHANGES. Since the Optium Balance Sheet Date, except as reflected in the unaudited Financial Statements, management accounts (or in notes to the Optium Financial Statements or management accounts) (with specific cites on SECTION 5.07 OF THE OPTIUM DISCLOSURE SCHEDULE, Optium has conducted their businesses in the ordinary course consistent with past practices and there has not been any:

            (a) Optium Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in an Optium Material Adverse Change, or any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay Optium's ability to consummate the transactions contemplated by this Agreement or perform its obligations hereunder or under the Ancillary Agreements;

            (b) declaration, setting aside or payment of any dividend or other distribution of cash or stock with respect to any Optium securities or any repurchase, redemption or other acquisition by Optium of any outstanding shares or other securities of, or other ownership interests in, Optium;

            (c) payment or grant of any right by Optium or any of its Subsidiaries to any Interested Person, or any charge by any Interested Person to Optium or any of its Subsidiaries, or other transaction between Optium and any Interested Person, except in any such case for employee compensation payments in the ordinary course of business of Optium and the Subsidiaries consistent with past practice;

            (d)     amendment of any outstanding security of Optium;

            (e) incurrence, assumption or guarantee by Optium of any material indebtedness for borrowed money;

            (f) creation or assumption by Optium of any material Lien on any asset;

            (g) any payment or discharge of a Lien or liability of Optium which was not shown on the Optium Balance Sheet or incurred in the ordinary course of business consistent with past practices;

            (h) making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

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

            (i) damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Optium in an amount greater than $10,000;

            (j) change in any method of Tax or financial accounting or accounting practice or any making of a Tax election or change of an existing election by Optium;

            (k) (i) grant of any severance or termination pay to any director, officer or employee of Optium, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Optium, (iii) change in benefits payable under existing severance or termination pay policies of Optium or employment agreements to which Optium is a party or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of Optium, other than in the ordinary course of business consistent with past practice;

            (l) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of Optium; or

agreement, undertaking or commitment to do any of the foregoing.

     5.08. LITIGATION. Except as disclosed in SECTION 5.08 OF THE OPTIUM DISCLOSURE SCHEDULE, there is no claim, action, charge, suit, investigation or proceeding (or any basis therefor) pending against or, to Optium's Knowledge, threatened against or affecting, Optium or any of their respective properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority. There is no claim, action, charge, suit, investigation or proceeding pending against or threatened against or affecting any officer, director, stockholder or employee of Optium in their capacities as such, as to matters related to Optium.

     5.09.  COMPLIANCE WITH LAWS; PERMITS; NO DEFAULTS.

            (a) Optium is not in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, an Optium Material Adverse Effect.

            (b) SECTION 5.09 OF THE OPTIUM DISCLOSURE SCHEDULE correctly describes each Permit material to the business of Optium, together with the name of the governmental agency or entity issuing such Permit. To the best of Optium's Knowledge, such Permits are valid and in full force and effect, and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

            (c) Optium is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority which defaults or potential defaults individually or in the aggregate would reasonably be expected to have an Optium Material Adverse Effect.

Optium timely filed in a proper manner all material reports, statements, notices and other material filings required to be filed with any governmental authority by Optium, to the extent applicable, including all material amendments or supplements to any of the above (the "OPTIUM FILINGS"). To the best of Optium's Knowledge, the information contained in the Optium Filings was true and complete at the time of filing. The Optium Filings were prepared in accordance with applicable law and, without limiting the foregoing, to the best of Optium's Knowledge, did not when filed contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     5.10. TAX MATTERS. Optium has timely and properly filed all federal, state, local and foreign Tax returns required to be filed by it through the date hereof, and has paid or caused to be paid all Taxes required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due. All Taxes and other assessments and levies which Optium was or is required to withhold or collect, including, without limitation, all Taxes which Optium is obligated to withhold from amounts owing to employees, creditors and third parties, have been withheld and collected and except for such Taxes which are not yet due and payable, have been paid over to the proper governmental authorities. (i) Optium has never received written notice of any audit or any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority; (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by Optium for any year; (iii) neither the IRS nor any other taxing authority is now asserting, or to the Company's knowledge threatening to assert, against Optium any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of Optium; and (iv) Optium has never been a member of an affiliated group of corporations filing a consolidated federal income Tax return nor does Optium have any liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local law) or otherwise. Optium is not a party to any Tax allocation or sharing arrangement. Optium is not a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 162 of the Internal Revenue Code of 1986, as amended (the "CODE"). Optium is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2. Optium has not elected to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f), respectively, of the Code, nor has it made any other elections pursuant to the Code that could have an Optium Material Adverse Effect.

     5.11. OTHER INFORMATION. None of this Agreement, the Ancillary Agreements and the schedules, exhibits and other documents delivered in connection herewith and therewith, when read together as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. To Optium's Knowledge, there is no material fact directly relating to the assets, liabilities, business, operations, condition (financial or other) or prospects of Optium (including any competitive developments other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same.

     5.12. INSOLVENCY. Optium has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

                                   ARTICLE VI

                      COVENANTS OF THE COMPANY AND SELLERS

     The Company and each Seller and Company Optionee agree that:

     6.01. CONFIDENTIALITY. The Company, and Sellers and their Affiliates, will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Optium furnished to the Company, or to Sellers or their Affiliates, in connection with the transactions contemplated by this Agreement, and after the Closing Date all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Sellers, (ii) in the public domain through no fault of Sellers or (iii) later lawfully acquired by Sellers from sources other than the Company or Optium; provided that Sellers may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents (and unitholders of any unit trust, where the Seller is the trustee of such unit trust) in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by Sellers to treat such information confidentially in accordance with this Agreement. The obligation of the Company, and Sellers and their Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company, and Sellers and their Affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Optium, upon request, all documents and other materials, and all copies thereof, obtained by the Company, or by Sellers or their Affiliates, or on their behalf concerning Optium in connection with this Agreement that are subject to such confidence.

     6.02. CONDUCT BEFORE CLOSING. From the date hereof until the Closing Date (the "INTERIM PERIOD"), except as expressly disclosed in this Agreement or consented to by Optium, the Company must ensure that:

                    (i) the business of the Company is conducted only in the ordinary course consistent with past practice, which includes the maintenance of all existing properties and insurance policies;

                    (ii) the Company does not enter into any transaction with any Affiliate of the Company or a Seller other than in the ordinary course of business;

                    (iii) the Company does not take any action that would or might result in any warranty or representation provided under this document becoming untrue in any respect;

                    (iv) the Company does not declare, make or pay any dividends, bonuses or other distribution to security holders (other than in connection with their employment by the Company);

                    (v) the Company does not do any act or thing or suffer or permit any omission in contravention or breach of any of the provisions of any exchange control regulation, taxation or revenue statute or the Corporations Act or any other Laws applicable to it;

                    (vi) the Company does not do any act or thing or suffer or permit any omission which would make any policy of insurance written for the benefit of the Company void or voidable or do anything that would mean that any existing policy is not in full force and effect at Completion;

                    (vii) the Company does not enter into any contracts, agreements, arrangements, obligations, undertakings, purchase or sale agreements not capable of termination on 90 days notice or less or any service employment or other agreement not capable of termination on 30 days notice or less;

                    (viii) the Company does not do any act or thing the doing or suffer or permit any omission of which is or could be a breach of:

                           a.   any industrial or similar award; or

                           b. any determination or order of any tribunal, person or body empowered to determine any dispute relating to the rights or duties of the Company, or of any trade union or member of a trade union pursuant to any industrial or similar award; or

                           c. any term contained or implied in any industrial agreement between the Company and any trade or labour union; or

                           d. any term contained or implied in any agreement between the Company and any of the employees of the Company, which leads or is likely to or could lead to any industrial action or cause any labour problems of whatever nature;

                    (ix) the Company does not merge or consolidate with any other corporation or acquire all or substantially all of the shares or the business or assets of any other person, firm, association, corporation or business organisation, or agree to do any of the foregoing;

                    (x)    no change is made to the constitution of the Company;

                    (xi) the Company does not reduce its share capital, or transfer an amount to its share capital account from any of its other accounts, or allot or issue any shares or any securities or loan capital convertible into shares, or purchase, redeem, retire or acquire any such shares or securities, or agree to do so, or sell or give any option, right to purchase, mortgage, charge, pledge, lien or other form of security or encumbrance over any such shares or securities;

                    (xii) the Company does not enter into a hire purchase, leasing, credit sale agreement or material capital commitment or declare itself trustee of or encumber any assets or dispose of or deal with any assets other than in the ordinary course of business or make any unusual or extraordinary expenditures;

                    (xiii) the Company does not sell, lease, license or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments and (B) in the ordinary course of business consistent with past practices;

                    (xiv) the Company does not enter into, vary or terminate any material contract;

                    (xv) Optium is kept informed about the conduct of the business of the Company by being provided with regular reports not less frequently than weekly; and

                    (xvi) The Company does not enter into any agreement to take any of the actions prohibited above.

     6.03. NO ENCUMBRANCE. During the Interim Period, none of the Sellers or Company Optionees will sell, assign, transfer, pledge, encumber, hypothecate or otherwise dispose of their Shares, Company Stock Options or shares of stock issuable upon exercise or conversion of any of the forgoing. The Company will not permit or register any actions undertaken in violation of the preceding sentence.

     6.04. EXCLUSIVITY. During the Interim Period, except with the prior written consent of Optium, the Company will not permit any officer, director, employee, agent (including financial advisors), stockholder or Affiliate to, directly or indirectly continue, solicit, entertain, initiate or participate in or encourage discussions or negotiations with, or the submission of bids, offers or proposals, whether directly or indirectly, by any Person with respect to an acquisition of the Company or an equity financing of the Company, or any acquisition of any capital stock or other interest of the Company or any material assets of the Company, by any means whatsoever, or enter into any agreement, arrangement or understanding regarding any of the foregoing, and the Company shall promptly notify Optium if any such bids, offers or proposals are received, or any such negotiations or discussions are sought and, if requested, the specific details (including any written materials) thereof. In addition, during the Interim Period, the Company will use commercially reasonable efforts to cause the Company not to disclose any information not customarily disclosed to any Person (other than Optium) concerning the Company or afford to any such other Person access to the Company's properties, books or records; provided, that nothing herein shall restrict the Company's ability to make such disclosure for a business purpose other than those contemplated by the preceding sentence.

     6.05. GENERAL RELEASE BY SELLERS. On and from the Closing, each of the Sellers hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its predecessors, successors, affiliates, other related entities and assigns, and the current and former directors, officers, employees, shareholders and representatives (other than in the case of fraud (provided that the applicable individual does not have a right to indemnification or contribution from the Company)) of any of the foregoing, and any persons acting on behalf or through any of the foregoing (any and all of whom or which are hereinafter referred to as the "COMPANY RELEASEES"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown, that such Seller now has, owns or holds, or claims to have, own or hold, or that such Seller at any time had, owned or held, or claimed to have had, owned or held against the Company Releasees.

                                   ARTICLE VII

                               COVENANTS OF OPTIUM

     Optium agrees that:

     7.01. CONFIDENTIALITY. Optium and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and/or any of the Sellers furnished to Optium or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Optium, (ii) in the public domain through no fault of Optium or (iii) later lawfully acquired by Optium from sources other than the Company; provided that Optium may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Optium of the confidential nature of such information and are directed by Optium to treat such information confidentially in accordance with this Agreement. After the closing of the transactions contemplated by this Agreement, the existing confidentiality obligations of the Company to the Sellers shall survive and be respected by Optium. The obligation of Optium and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Optium and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Optium or its Affiliates or on their behalf concerning Sellers, the Company in connection with this Agreement that are subject to such confidence.

     7.02. POST-CLOSING OPTION GRANTS. As soon as practicable (and permitted in accordance with Australian securities laws) following the Closing, Optium shall issue options to purchase shares of Optium Common Stock to those persons listed on Schedule 7.02 hereto, on terms no less attractive than those set forth in the form attached hereto as EXHIBIT J-2, in the respective amounts and with the respective vesting schedules set forth opposite each such person's name.

                                  ARTICLE VIII

                            COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     8.01. EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Sellers and Optium each agree, and Optium, after the Closing, agrees to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     8.02. CERTAIN FILINGS. The Company, the Sellers and Optium shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     8.03. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or stock exchange regulation, will not issue any such press release or make any such public statement prior to such consultation.

     8.04.  ACCESS.

            (a) During the Interim Period, the Company shall (i) give Optium, its counsel, financial advisors, financing sources, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, (b) furnish to Optium, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of the Company to cooperate with Optium in its investigation of the Company. No investigation by Optium pursuant to this Section shall affect any representation or warranty given by the Company hereunder or any of Optium's rights under this Agreement, including without limitation under Articles X and XI.

            (b) During the Interim Period, Optium will afford promptly to Sellers and their agents reasonable access during normal business hours to its properties, books, records, employees and auditors to the extent necessary to permit Sellers to determine any matter relating to their rights and obligations hereunder or with respect to any period ending on or before the Closing Date. No investigation by a Seller pursuant to this Section shall affect any representation or warranty given by Optium hereunder or any of the Sellers' rights under this Agreement, including without limitation under Articles X and XI.

     8.05.  NOTICES OF CERTAIN EVENTS; CONTINUING DISCLOSURE.

            (a) During the Interim Period, the Company and Optium will promptly notify each other of:

                    (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                    (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                    (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, or relating to or involving or otherwise affecting the Company or that relate to the consummation of the transactions contemplated by this Agreement, or any material developments relating to any actions, suits, claims, investigations or proceedings disclosed in this Agreement and the schedules thereto.

            (b) During the Interim Period, the Company, the Sellers and Optium shall have the continuing obligation promptly to advise each other with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the Company, a Seller or Optium, as applicable.

            (c) No notice pursuant to this Section shall affect any representation or warranty given by the Company hereunder or any of Optium's rights under this Agreement, including without limitation under Articles X and XI.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

     9.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Optium, the Company and Sellers to consummate the Closing are subject to the satisfaction of the following conditions (any or all of which may be waived by any applicable parties):

            (a) No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened that seeks to enjoin, restrain or prohibit, or might reasonably be expected to result in damages in respect of, this Agreement or consummation of the transactions contemplated by this Agreement;

            (b) No statute, rule or regulated shall have been enacted or promulgated by any governmental entity which directly prohibits the consummation of the Closing.

            (c) There shall be no order or injunction of a court of competent jurisdiction in effect expressly precluding consummation of the transactions contemplated hereby, provided that the parties shall use their commercially reasonable efforts to have any such order or injunction vacated or lifted.

     9.02. CONDITIONS TO OBLIGATION OF OPTIUM. The obligation of Optium to consummate the Closing is subject to the satisfaction of the following further conditions (any or all of which may be waived by Optium with respect to the Company and/or one or more of the Sellers):

            (a) (i) the Company and each Seller shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of the Company and each Seller contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by the Company or a Seller pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or a Company Material Adverse Effect, shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such date) with only such exceptions as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect and (iii) Optium shall have received a certificate signed by the President of the Company and by each Seller to the foregoing effect.

            (b) Optium shall have received each of the items required to be delivered to Optium pursuant to Section 2.02 hereof.

     9.03. CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SELLERS. The obligation of the Company and the Sellers to consummate the Closing is subject to the satisfaction of the following further conditions (any or all of which may be waived by the Company and all four of the Major Engana Investors):

            (a) (i) Optium shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Optium contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by Optium pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or an Optium Material Adverse Effect, shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such date) with only such exceptions as would not in the aggregate reasonably be expected to have an Optium Material Adverse Effect on the business, assets financial condition or results of operations of Optium and its Subsidiaries taken as a whole, (iii) the Sellers shall have received a certificate signed by the President of Optium to the foregoing effect and (iv) the Sellers shall have received a legal opinion of DLA Piper Rudnick Gray Cary LLP regarding the enforceability of this Agreement and the Stockholders Agreement in a form acceptable to Deutsche in its absolute discretion.

            (b) Sellers shall have received all of the items required to be delivered to them pursuant to Section 2.02 hereto.

                                    ARTICLE X

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TRANSACTION
                            RELATED INDEMNIFICATION

     10.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) All representations, warranties, covenants, and agreements of the Company, the Sellers, the Company Optionees and Optium made in this Agreement and the Schedules and Exhibits hereto delivered to Optium and all agreements, documents and instruments executed and delivered at the Closing in connection herewith are material, shall be deemed to have been relied upon by the party or parties to whom they are made, and shall survive the Closing regardless of any investigation on the part of such party or its representatives, with all parties hereto reserving their respective rights hereunder.

            (b) The representations and warranties of the Company, the Sellers, the Company Optionees and Optium contained in Article III, Article IV (other than Sections 4.01, 4.02 and 4.03) and Article V (other than Section 5.02) hereof (including pursuant to any closing certificate) shall expire and terminate and be of no further force and effect after the earlier of (i) the date that is 18 months following the Closing, (ii) the date that is six (6) months following Optium's initial firm underwritten public offering of common stock (except Sections 3.24 and 5.11, which sections shall expire and terminate immediately prior to the declaration of the effectiveness of a registration statement filed by Optium covering its initial public offering of Optium Common Stock), and (iii) the date of a sale of substantially all of Optium's capital stock or assets (the "EXPIRATION DATE"), except that any bona fide good faith written claim for indemnification for breach thereof made prior to such Expiration Date and delivered to the party against whom such claim is made shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim in relation to that claim; PROVIDED, HOWEVER, that any such written claim by Optium with respect to a breach of the representations and warranties of the Company, the Sellers and the Company Optionees may with respect to a breach of the representations or warranties of the Sellers and the Company Optionees contained in Sections 4.01, 4.02 and 4.03 or with respect to fraud by a Seller or a Company Optionee, be given at any time.

     10.02. INDEMNIFICATION; MANNER OF PAYMENT. Each of the Company, the Sellers and the Company Optionees acknowledges and agrees that Optium has relied on the representations, warranties, covenants and other agreements of the Company, the Sellers and the Company Optionees contained herein in connection with their acquisition of the shares of capital stock and options to purchase capital stock acquired hereunder and their willingness to issue shares of Optium Stock and Optium Stock Options to the Sellers and Company Optionees pursuant to the transactions contemplated herein. Accordingly, effective after the Closing and subject to the time limits set forth in Section 10.01 above and the limitations set forth in Section 10.03 below, each of the Sellers, severally and not jointly, on his, her or its own behalf and on behalf of his or her successors, executors, administrators, estate, heirs and assigns (collectively, for the purposes of this Section 10.02, the "SELLER INDEMNIFYING PARTIES", and each individually, a "SELLER INDEMNIFYING PARTY") (or, at the sole option of Optium with respect to any matter subject to indemnification under this Section 10.02, the Company) agree (on a pro-rata basis, based on the proportion that the number of shares of Optium Stock received by each such Seller in connection with the transactions contemplated hereby bears to the number of shares of Optium Stock received by all Sellers in connection with the transactions contemplated hereby) to defend, indemnify and hold Optium, their respective Affiliates (including, effective as of the Closing, the Company) and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "OPTIUM INDEMNIFIED PARTIES" and, individually, an "OPTIUM INDEMNIFIED PARTY") harmless from and against any and all damages (other than punitive damages), liabilities, losses, claims, diminution of value, obligations, liens, assessments, judgments, Taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of a single counsel representing the Optium Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (other than with respect to and to the extent a payment is made with respect thereto pursuant to Section 2.03, "LOSSES") which may be sustained or suffered by any such Optium Indemnified Party based upon, arising out of, or by reason of any breach of:

            (a)     any representation or warranty made by the Company in
Article III of this Agreement or by the Company in a certificate provided in connection with the Closing pursuant to Article IX; or

            (b)     any covenant or other agreement made by the Company in
Article VI or elsewhere in this Agreement.

     Payment of any amount to which an Optium Indemnified Party is entitled shall be made by release of Escrow Shares from the Escrow to Optium for cancellation; PROVIDED, that any one Seller may make such payment in cash by a certified or official bank check payable to Optium and in accordance with
Section 2.05 hereof. For this purpose, each share of Optium Stock (whether Optium NV Common Stock or Optium Series D-1 Preferred Stock) shall be deemed to have a value equal to $0.617029 per share (as may be equitably adjusted in the future as a result of any stock split, stock dividend, recapitalization and the like).

     10.03. LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything in Section
10.02 to the contrary:

            (a) None of the Seller Indemnifying Parties shall be liable for Losses in respect of claims made by any Optium Indemnified Party for indemnification for breaches of representations and warranties under Section
10.02 above unless and to the extent the total of all Losses in respect of claims made by the Optium Indemnified Parties for indemnification shall exceed $100,000 in the aggregate (the "THRESHOLD") after which the full amount of Losses shall be recoverable, including such $100,000;

            (b) the maximum aggregate amount for which the Company and the Seller Indemnifying Parties shall be liable to all Optium Indemnified Parties taken together for Losses under Section 10.02 shall not exceed the initial amount of the Escrow (the "CAP") (with each share of Optium Stock (whether Optium NV Common Stock or Optium Series D-1 Preferred Stock) being deemed to have a value of $0.617029 for this purpose only);

            (c) the maximum aggregate amount for any Seller shall be liable to all Optium Indemnified Parties taken together for Losses under Section 10.02 shall not exceed the amount the number of such Seller's shares of Optium Stock included in the Escrow (the "INDIVIDUAL CAP"); and

            (d) None of the Seller Indemnifying Parties shall be liable for Losses in respect of claims made by any Optium Indemnified Party for indemnification for breaches of representations and warranties under Section 10.02(a) above with respect to breaches (i) consciously Known to Optium at the time of the signing of this Agreement, (ii) that would have been Known to Optium had Optium performed a search of the public register of the Australian Securities & Investment Commission, a search of the public registers of the Supreme Court of New South Wales and the Federal Court of Australia two (2) Business Days prior to Closing or (iii) that would have been Known to Optium had Optium performed proprietor searches of Engana Pty Limited on the publicly available databases of IP Australia two (2) Business Days prior to Closing.

     10.04. NOTICE; DEFENSE OF THIRD-PARTY CLAIMS.

            (a) An Optium Indemnified Party shall give written notice of a claim for indemnification under Section 10.02 to the Seller's Representative, each Seller and Optium promptly after receipt of any written claim by any third party and in any event not later than 20 Business Days after receipt of any such written claim (or not later than ten (10) Business Days after the receipt of any such written claim in the event such written claim is in the form of a formal complaint filed with a court of competent jurisdiction and served on the Optium Indemnified Party), specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; PROVIDED, HOWEVER, that failure to give such notice shall not limit the right of a Optium Indemnified Party to recover indemnity or reimbursement except to the extent that the Seller Indemnifying Party suffers any material prejudice or material harm with respect to such claim as a result of such failure. The Optium Indemnified Party shall also provide the Seller's Representative and the Sellers with such further information concerning any such claims as the Seller's Representative or an applicable Seller may reasonably request by written notice.

            (b) Within ten (10) Business Days after receiving notice of a claim for indemnification or reimbursement, the Seller's Representative shall (upon direction of all Major Engana Investors), by written notice to the Optium Indemnified Party, either (i) concede or deny liability for the claim in whole or in part, or (ii) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Seller's Representative concedes liability in whole or in part, it shall, within 20 Business Days of such concession, instruct Optium to pay the amount of the claim to the Optium Indemnified Party to the extent of the liability conceded and the number of Escrow Shares to be released from Escrow to Optium in accordance with Section
2.05 hereof. If the Seller's Representative does not respond or denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then both Optium and the Seller's Representative shall take no actions to effect the release of any Escrow Shares (except for the amount of any conceded liability as set forth above) until the matter is resolved in accordance with this Agreement.

            (c) In the case of any third party claim, if, within ten (10) Business Days after receiving the notice described in the preceding paragraph
(a), the Seller Indemnifying Party gives written notice to the Optium Indemnified Party stating that the Seller Indemnifying Party would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that the Seller Indemnifying Party disputes and intends to defend against such claim, liability or expense at the Seller Indemnifying Party's own cost and expense, then counsel for the defense shall be selected by the Seller Indemnifying Party (subject to the consent of such Optium Indemnified Party which consent shall not be unreasonably withheld) and such Seller Indemnifying Party shall not be required to make any payment to the Optium Indemnified Party with respect to such claim, liability or expense as long as the Seller Indemnifying Party is conducting a good faith and diligent defense at its own expense; PROVIDED, HOWEVER, that the assumption of defense of any such matters by the Seller Indemnifying Party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Seller Indemnifying Party assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Optium Indemnified Party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled PROVIDED the Seller Indemnifying Party's obligation to indemnify such Optium Indemnified Party therefor will be fully satisfied only by payment of money by the Seller Indemnifying Party pursuant to a settlement which includes a complete release of such Optium Indemnified Party. The Seller Indemnifying Party shall keep such

Optium Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Optium Indemnified Party with all documents and information that such Optium Indemnified Party shall reasonably request and shall consult with such Optium Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Optium Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; PROVIDED, HOWEVER, if the named parties to the action or proceeding include both the Seller Indemnifying Party and the Optium Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Optium Indemnified Party shall be paid by the Seller Indemnifying Party PROVIDED that such Seller Indemnifying Party shall be obligated to pay for only one counsel for the Optium Indemnified Party in any jurisdiction. If no such notice of intent to dispute and defend is given by the Seller Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, such Optium Indemnified Party may undertake the defense of (with counsel selected by such Optium Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment) and after seeking the consent of the Seller Indemnifying Parties (which consent shall not be unreasonably withheld). If such claim, liability or expense is one that by its nature cannot be defended solely by the Seller Indemnifying Party, then such Optium Indemnified Party shall make available all information and assistance that the Seller Indemnifying Party may reasonably request and shall cooperate with the Seller Indemnifying Party in such defense.

     10.05. LIMITATION ON CONTRIBUTION AND CERTAIN OTHER RIGHTS; OTHER LIMITATIONS.

            (a) The Company and the Sellers hereby agree that if, following the Closing, any claim is made by any Seller, or otherwise becomes due from any Seller, pursuant to this Article X in respect of any Losses (a "LOSS PAYMENT"), such Seller shall have no rights against the Company, or any director, officer or employee thereof (in their capacity as such except in relation to an act of fraud (provided that the applicable individual does not have a right to indemnification or contribution from the Company)), whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such Loss Payment, and shall not take any action against the Company or any such person with respect thereto.

            (b) With respect to any claim(s) made by a Seller the basis of which is applicable to all Sellers, Optium shall not be liable for Losses in respect of such claim(s) made unless and to the extent that the Losses in respect of such claim(s) made by the Seller shall exceed the product of (i) $100,000 and (ii) such Seller's Pro Rata Share (as defined herein)(such product, the "MINIMUM CLAIM AMOUNT"), after which the full amount of Losses shall be recoverable, including such Minimum Claim Amount.

     10.06. CLAIMS AGAINST SELLERS AND COMPANY OPTIONEES AND AGAINST OPTIUM. Optium will have all rights and remedies under applicable law with respect to Losses resulting from any breaches of representations and warranties made by each of the Sellers and the Company Optionees in Article IV of this Agreement PROVIDED that (i) the maximum amount any Seller shall be liable to Optium as a Seller, other than in the case of fraud by that Seller, shall not exceed the amount of the number of shares of Optium Stock such Seller has received pursuant to this Agreement, including the shares of Optium Stock held in escrow and (ii) the maximum amount any Company Optionee shall be liable to Optium as a Company Optionee, other than in the case of fraud by that Company Optionee, shall not exceed the transfer to the Company of (1) all outstanding Optium Stock Options issued to such Company Optionee and (2) the Optium Stock issued upon exercise of such Optium Stock Options. For this purpose, each share of Optium Stock (whether Optium NV Common Stock or Optium Series D-1 Preferred Stock) shall be deemed to have a value equal to $0.617029 per share (as may be equitable adjusted in the future as a result of any stock split, stock dividend, recapitalization and the like). The Sellers and Company Optionees will have all rights and remedies under applicable law with respect to Losses resulting from any breaches of representations and warranties made by Optium in Article V of this Agreement, subject to the survival periods of such representations and warranties. Payment of any amount to which Optium is entitled from a Seller (in its capacity as a Seller) under this Section 10.06 shall be made only by the delivery of Optium Stock.

     10.07. NO WAIVER. No waiver of a closing condition by Optium or Sellers shall limit its or their rights under Section 10.02.

     10.08. LIMITATIONS OF LIABILITY AND OBLIGATIONS OF CERTAIN SELLERS.

            (a)     DEUTSCHE.

                    (i) Deutsche Asset Management (Australia) Limited as responsible entity of the Ericsson-Deutsche Technology Fund ("DEUTSCHE") is bound by this Agreement only in its capacity as responsible entity of the Ericsson-Deutsche Technology Fund (the "DEUTSCHE TRUST") and in no other capacity. A liability arising under or in connection with this Agreement is limited to, and can be enforced against Deutsche only to, the extent to which it can be satisfied out of the assets of the Deutsche Trust out of which Deutsche is actually indemnified for the liability. This limitation of Deutsche's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of Deutsche in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

                    (ii) No party may sue Deutsche in any capacity other than as responsible entity of the Deutsche Trust, including seeking the appointment of a receiver (except in relation to property of the Deutsche Trust), a liquidator, an administrator, or any similar person to Deutsche or prove in any liquidation, administration or arrangement of or affecting Deutsche (except in relation to property of the Deutsche Trust).

                    (iii) The provisions of this clause 10.08 do not apply to any obligation or liability of Deutsche to the extent that it is not satisfied because under the deed governing the Deutsche Trust or by operation of law there is a reduction in the extent of Deutsche's indemnification out of the assets of the Deutsche Trust, as a result of Deutsche's fraud, negligence or breach of trust.

                    (iv) No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement has authority to act on behalf of Deutsche in a way which exposes Deutsche to any personal liability, and no act or omission of any such person will be considered fraud, negligence or breach of trust of Deutsche for the purpose of clause 10.08(a)(iii).

                    (v) Notwithstanding any other provision of this agreement, Deutsche:

                                (A)   is a funds management company which is
                    part of Deutsche Bank AG (the "DEUTSCHE GROUP");

                                (B) is the responsible entity and manager of a number of managed funds and trusts and has obligations and duties in relation to each of those managed funds and trusts that are similar to its obligations and duties in relation to the Deutsche Trust;

                                (C) may, and other entities in the Deutsche Group may, invest funds in companies or other entities that may compete with Optium or the Company; and

                                (D) cannot foster and promote the business of Optium or the Company where such conduct would breach its obligations to, or adversely impact on, the shareholding of Deutsche or other entities in the Deutsche Group in any such competing company or entity in which funds managed by Deutsche have been invested.

                    (vi) Deutsche warrants that, in respect of the Deutsche Trust, as at the date of this Agreement:

                                (A) it is the only responsible entity of the Deutsche Trust;

                                (B)   no action is proposed to remove it as
                    responsible entity of the Deutsche Trust;

                                (C) there is no default under the terms of the constitution of the Deutsche Trust; and

                                (D) it has the power to enter into and perform this Agreement; and

                                (E)   Deutsche as responsible entity, has a
                    right of indemnity out of the trust assets of the Deutsche Trust for all liabilities incurred by it under this Agreement in accordance with the terms of the trust.

            (b)     TVP.

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

                    (i) TVP No. 3 Fund Nominees Pty Limited as trustee of the TVP No. 3 Fund ("TVP") enters into this agreement only in its capacity as trustee of the TVP No. 3 Fund (the "TVP FUND") and in no other capacity. A liability arising under or in connection with this agreement is limited to and can be enforced against TVP in its capacity as trustee of the TVP No. 3 Fund only to the extent that it can be satisfied out of the property of the TVP No. 3 Fund out of which TVP is actually indemnified for the liability. This limitation of TVP's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of TVP in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

                    (ii) The parties hereto other than TVP may not sue TVP in any capacity other than as trustee of the TVP No. 3 Fund or seek the appointment of a receiver (except in relation to property of the TVP No. 3
     Fund), a liquidator, an administrator, or any similar person to TVP or prove in any liquidation, administration or arrangement of or affecting TVP (except in relation to property of the TVP No. 3 Fund).

                    (iii) The provisions of this clause 10.08 do not apply to any obligation or liability of TVP to the extent that it is not satisfied because under the trust deed of the TVP No. 3 Fund or by operation of law there is a reduction in or limitation on the extent of TVP's indemnification out of the assets of the TVP No. 3 Fund, as a result of TVP's fraud, negligence or breach of trust.

                    (iv) TVP warrants that, in respect of the TVP No. 3 Fund, as at the date of this Agreement:

                                (A)   it is the only trustee of the TVP No. 3
                    Fund;

                                (B)   no action is proposed to remove it as
                    trustee of the TVP No. 3 Fund;

                                (C) there is no default under the terms of the constitution of TVP No. 3 Fund;

                                (D) it has the power to enter into and perform this agreement; and

                                (E) TVP as trustee, has a right of indemnity out of the trust assets of the TVP No. 3 Fund for all liabilities incurred by it under this Agreement in accordance with the terms of the trust.

            (c)     STARFISH.

                    (i) Despite any other provision of this Agreement, Starfish Technology Fund 1, LP (an incorporated limited partnership under the Partnership Act 1958 (Vic)) ("STARFISH") is not liable to pay or satisfy, and no other party is entitled to enforce against Starfish any loss, cost, expense or damages suffered or incurred by or amounts owing to the other party which result from a breach or non performance of an obligation, representation or warranty (whether express, implied by law or otherwise) of Starfish under or in connection with this Agreement or any other Ancillary Agreements (including in relation to any conduct, omission or transaction in relation to this agreement or any other Ancillary Agreements) except to the extent that Starfish is able to realise assets of Starfish (other than assets by way of amounts owed by a general partner of Starfish or a general partner of that general partner of Starfish or rights of Starfish against a general partner of or a general partner of that general partner) to satisfy any liability for the loss, cost, expense or damages as well as satisfy all other actual or contingent debts and obligations of Starfish.

                    (ii)   If, as a result of the operation of clause 10.08(c)
     (i) or otherwise, any other party does not recover all loss, cost, expense or damages suffered or incurred and amounts owing to the other party as a result of a breach or non performance of any obligation, representation or warranty of Starfish under or in connection with this Agreement or any other Ancillary Agreements (whether express or implied by applicable law or otherwise), the other party has no recourse to Starfish in respect of the shortfall and may not seek to recover the shortfall by applying to have Starfish wound up.

                    (iii) No attorney or agent appointed in accordance with this agreement or any other Ancillary Agreements has the authority to act on behalf of Starfish in a way which exposes Starfish to any liability in excess of any amount for which Starfish may be liable under clauses 10.08(c)(ii) and (ii).

                    (iv) Each party hereto acknowledges and agrees that each general partner of Starfish, each general partner of a general partner of Starfish, each limited partner of Starfish, each limited partner of a general partner of Starfish and each of their respective officers, employees, advisers, associates, Affiliates and related bodies corporate:

                                (A) is not liable under this Agreement or any other Ancillary Agreements or in respect of any matter arising in connection with this Agreement or any other Ancillary Agreements to any person except to the extent that liability cannot be excluded by statute or regulation; and

                                (B) is not the proper party to any claim or other legal proceedings under this Agreement or any other Ancillary Agreements or in respect of any matter arising in connection with this Agreement or any other Ancillary Agreements.

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

                                   ARTICLE XI

                                   TERMINATION

     11.01. GROUNDS FOR TERMINATION. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated or the transactions contemplated hereby with respect to the Closing only may be abandoned at any time prior to the Closing:

            (a) by written agreement of the Company and three of the four Major Engana Investors;

            (b) by either (i) the Company and at least three of the four Major Engana Investors or (ii) Optium if the Closing shall not have been consummated on or before March 31, 2006; provided that such termination right shall not be available to a party that has failed to fulfill its obligations under this Agreement or whose actions or omissions have been a significant cause of the Closing not occurring on or before such date; and

            (c) by either (i) the Company and at least three of the four Major Engana Investors or (ii) Optium if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

            (d) by the Company and the agreement of at least three of the four Major Engana Investors if Optium shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in
Article IX, which breach has not been cured within 20 days after the giving of written notice by the Seller's Representative or the Company to Optium specifying such breach; provided, the Sellers and Company may terminate this Agreement pursuant to this Section 11.01(d) only if none of the Company or any of the Sellers has breached (or continues to breach) in any material respect any of its obligations hereunder; or

            (e) By Optium if the Company or any Seller shall have breached in any material respect any representation, warranty, covenant or other agreement made by it contained in this Agreement which would give rise to the failure of a condition set forth in Article IX which breach has not been cured within 20 days after the giving of written notice by Optium to the Company or the Seller's Representative and each of the Sellers specifying such breach; provided, Optium may terminate this Agreement pursuant to this Section 11.01(e) only if Optium has not breached (nor or continues to breach) in any material respect any of its respective obligations hereunder.

     The party or parties desiring to terminate this Agreement pursuant to clauses (b), (c), (d) or (e) shall give notice of such termination to the other parties.

     11.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of either party (or any shareholder, director,

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

officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; PROVIDED that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach of any representation or warranty by any party to this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 6.01 (Confidentiality), 7.01 (Confidentiality), 8.03 (Public Announcements), 13.03 (Expenses), 13.10 (Jurisdiction), and this Article XI shall survive any termination hereof pursuant to Section 11.01.

     11.03. RIGHT TO PROCEED. Notwithstanding any other provision in this Agreement (a) if any of the conditions specified in Article IX hereof for the benefit of the Company and/or any Seller (as the case may be) have not been satisfied, each of the Company and the Sellers shall have the right to proceed with the transactions contemplated hereby without waiving any of its or their respective rights hereunder, and (b) if any of the conditions specified in
Article IX hereof for the benefit of Optium have not been satisfied, Optium shall have the right to proceed with the transactions contemplated hereby without waiving any of its or its respective rights hereunder. The right to proceed by, or by Optium with respect to, any Seller shall be independent of the right of, or by Optium with respect to, any other Seller.

                                   ARTICLE XII

                             SELLER'S REPRESENTATIVE

     12.01. APPOINTMENT OF SELLER'S REPRESENTATIVE.

            (a) Each Seller hereby irrevocably constitutes and appoints, Mr. Mark Richards (the "SELLER'S REPRESENTATIVE"), as such Seller's attorneys-in-fact and agents in connection with the transactions contemplated by this Agreement. This power is irrevocable and coupled with an interest, and shall not be affected by the death, incapacity, illness or other inability to act of any Seller.

            (b) Each Seller hereby irrevocably grants the Seller's Representative, subject to the approval of three of the four Major Engana Investors in the case of any action set forth below, full power and authority on behalf of such Seller:

                    (i) to execute and deliver, and to accept delivery of, such documents as may be deemed by the Seller's Representative, in its sole discretion, to be appropriate to consummate the transactions contemplated by this Agreement.

                    (ii) to deliver certificates representing the Shares to be sold by such Seller at the Closing.

                    (iii) to accept, at the Closing, Optium Stock to be issued to that Seller.

                    (iv) to (A) dispute or refrain from disputing any claim made by Optium under this Agreement; (B) negotiate and compromise any dispute that may arise under, and to exercise or refrain from exercising any remedies available under, this Agreement and (C) execute any settlement agreement, release or other document with respect to such dispute or remedy;

                    (v) to waive any closing condition contained in Article IX of this Agreement and to give or agree to any and all consents, waivers, amendments or modifications deemed by the Seller's Representative, in its sole discretion, to be necessary or appropriate under this Agreement, and to execute and deliver any documents that may be necessary or appropriate in connection therewith;

                    (vi) to enforce any claim against Optium arising under this Agreement;

                    (vii) to engage attorneys, accountants and agents at the expense of Sellers; and

                    (viii) to give such instructions and to take such action or refrain from taking such action as the Seller's Representative deems, in its sole discretion, necessary or appropriate to carry out the provisions of, and to consummate the transactions contemplated by, this Agreement or the Escrow Agreement.

            (c)     Each Seller hereby agrees that:

                    (i) the Company and Optium shall be entitled to rely on any and all action taken by the Seller's Representative, under this Agreement notwithstanding any dispute or disagreement among Sellers or the Seller's Representative without any liability to, or obligation to inquire of, any Seller or the Seller's Representative, notwithstanding any knowledge on the part of the Company or Optium of any such dispute or disagreement;

                    (ii) the authority of the Seller's Representative, as described in this Agreement, shall be effective until the rights and obligations of the Seller's Representative under this Agreement shall terminate by virtue of the termination of any and all rights and obligations of such Seller to Optium under this Agreement;

                    (iii) if the Seller's Representative resigns or is removed or otherwise ceases to function in his capacity as such for any reason whatsoever, and no successor acceptable to Optium is appointed by three of the four Major Engana Investors within thirty (30) days, then Optium shall have the right to appoint a member as the Seller's Representative to serve as described in this Agreement (who shall be a Seller) and, under such circumstances, Optium and the Company shall be entitled to rely on any and all actions taken by such Seller's Representative;

                    (iv) the Seller's Representative shall not be liable to any Seller for Losses with respect to any action taken or any omission by the Seller's Representative pursuant to this Article XII, except to the extent such Losses are caused by such the Seller's Representative's gross negligence or willful misconduct.

            (d) Each Seller agrees that, notwithstanding the foregoing, at the request of Optium, he shall take all actions reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement (including, without limitation, delivery of his Shares and acceptance of the consideration therefor) individually on his own behalf. Each Seller has delivered to the Seller's Representative certificates for the Shares to be sold by such Seller pursuant to this Agreement, duly endorsed or accompanied by stock powers duly endorsed in blank, to be held by the Seller's Representative and delivered by the Seller's Representative to Optium at the Closing if the Closing shall occur and the Seller's Representative acknowledges receipt thereof.

     12.02. LIMITATION ON ACTIONS. Any claim, action, suit or other proceeding, whether at law or in equity, to enforce any right, benefit or remedy granted to Sellers under this Agreement shall be asserted, brought, prosecuted, or maintained only by the Seller's Representative on behalf of Sellers. Any claim, action, suit or other proceeding, whether at law or in equity, to enforce any right, benefit or remedy granted under this Agreement, including without limitation any right of indemnification provided in this Agreement, may be asserted, brought, prosecuted or maintained by Optium against Sellers by service of process on the Seller's Representative and each of the Sellers but without the necessity of otherwise joining or naming any other Seller as a defendant in such claim, action, suit or other proceeding. With respect to any matter contemplated by this Section, a Seller shall be bound by any determination in favor of or against the Seller's Representative or the terms of any settlement or release to which the Seller's Representative shall become a party.

     12.03. INDEMNIFICATION. Each Seller shall indemnify the Seller's Representative (in each case for such Seller's Pro Rata Share) against any Losses (except such as result from such member's gross negligence or willful misconduct) that the Seller's Representative may suffer or incur in connection with any action taken or any omission by the Seller's Representative except to the extent such Losses were caused by the Sellers Representative's gross negligence or willful misconduct.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.01. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

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

if to Optium, to:                            with a copy to:

               Optium Corporation                           John J. Egan, Esq.
               500 Horizon Drive, Suite 505                 Christopher E. Brown, Esq.
               Chalfont, Pennsylvania 18914                 Goodwin Procter LLP
               Attention:  Eitan Gertel,                    Exchange Place
                           President                        53 State Street
               Telecopy:                                    Boston, MA 02109
                                                            Telecopy: (617) 523-1231

if to the Company, to:                       with a copy to:

               Engana Pty. Ltd.                             Nicholas Humphrey, Esq.
               Suite G.04, Bay 9                            Deacons
               Locomotive Workshop                          Lvl 8, Goldfields House
               Australia Technology Park                    1 Alfred St
               Eveleigh, NSW 1430                           Sydney NSW 2000
               Australia                                    Australia
               Attention:  Chief Executive                  Telecopy: +61 (0)2 9330-8111
               Officer
               Telecopy:

if to a Seller:

               at his address shown in
               SCHEDULE 2.01(a), or to the
               the Seller's Representative

Seller's Representative:

Mr. Mark Richards
c/o TVP No. 3 Fund
Level 1 Novia House
19 Harris Street
Pyrmont NSW 2009
Telecopy:

     Such information may be changed, from time to time, by means of a notice given in the manner provided in this Section 13.01.

     13.02. AMENDMENTS; WAIVERS. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of (i) Optium (ii) the Company and (iii) three of the four Major Engana Investors. Any provision of this Agreement may be waived if the waiver is in writing and signed by the party to be bound, which in the case of the Sellers may be taken by three of the four Major Engana Investors. In the event that any provision of this Agreement is amended or waived by less than unanimous consent of the parties to this Agreement, a notice and copy of such amendment or waiver will be sent promptly to the parties subject to this Agreement who did not execute such amendment or waiver.

     13.03. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; PROVIDED that if the Closing shall occur all such costs and expenses incurred by the Company shall be paid by Optium. Any stamp taxes or duties payable as a result of the transactions contemplated hereby shall be paid by Optium.

     13.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     13.05. FURTHER ASSURANCES. From time to time after the Closing, at the request of Optium and without further consideration, Sellers will execute and deliver to Optium such other documents, and take such other action, as Optium may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Optium good, valid and marketable title to the Shares.

     13.06. GOVERNING LAW. This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of such state.

     13.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     13.08. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof, including without limitation that certain letter of intent, dated February 8, 2006, between Optium and the Company. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of the provisions of this Agreement and the Ancillary Agreements is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     13.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     13.10. JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the federal courts having jurisdiction in Los Angeles, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of California.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                             EXECUTED BY OPTIUM CORPORATION IN
                             ACCORDANCE WITH ITS CONSTITUENT
                             DOCUMENTS AND THE LAWS IN FORCE IN
                             ITS PLACE OF INCORPORATION.

                             By:  /s/ Eitan Gertel
                                 -----------------------------------------------
                                 Title: President and Chief Executive Officer


                             ENGANA PTY. LTD.


                             By:  /s/ Steven J. Frisken
                                 -----------------------------------------------
                                 Title: Director

                             By:  /s/ Mark Richards
                                 -----------------------------------------------
                                 Title: Director/Company Secretary


            Signature Page to Optium/Engana Stock Exchange Agreement

                             SELLERS:


                             Signed for an on behalf of DEUTSCHE ASSET
                             MANAGEMENT (AUSTRALIA) LIMITED ACN
                             076 098 596 in its capacity as trustee and manager AS RESPONSIBLE ENTITY OF THE
                             ERICSSON-DEUTSCHE TECHNOLOGY FUND
                             by its duly authorized attorneys in the presence of


                             Signature of Attorney: /s/ Matthew Koertge
                                                   -----------------------------
                             Name of Attorney:          Matthew Koertge

                             Signature of Attorney: /s/ Karina Vallins
                                                   -----------------------------
                             Name of Attorney:          Karina Vallins

                             Signature of Attorney: /s/ Kate Panlino
                                                   -----------------------------
                             Name of Witness:           Kate Panlino

                             Signature of Witness:  /s/ Fiona Holyoke
                                                  ------------------------------
                             Name of Witness:           Fiona Holyoke

                             EXECUTED BY INTEL CAPITAL
                             CORPORATION IN ACCORDANCE WITH ITS
                             CONSTITUENT DOCUMENTS AND THE LAWS
                             IN FORCE IN ITS PLACE OF
                             INCORPORATION.


                             By: /s/ Varun Kapur
                                ------------------------------------------------
                                Title: Authorized Signatory


                                EXECUTED BY RIKEI CORPORATION IN
                                ACCORDANCE WITH ITS CONSTITUENT
                                DOCUMENTS AND THE LAWS IN FORCE
                                IN ITS PLACE OF INCORPORATION.


                             By: /s/ Katsuei Aoyagi
                                ------------------------------------------------
                                Title: President and Chief Executive Officer


            Signature Page to Optium/Engana Stock Exchange Agreement

                             TVP NO 3 FUND NOMINEES PTY LIMITED AS
                             TRUSTEE OF THE TVP NO 3 FUND


                             By: Mark Richards
                                ------------------------------------------------
                                Title: Authorized Attorney


                             By: A. E. Cochineas
                                ------------------------------------------------
                                Title: Witness


                             SIGNED BY STARFISH VENTURES LTD. AS
                             AGENT AND ATTORNEY FOR STARFISH
                             FUND I, LP (AN INCORPORATED LIMITED
                             PARTNERSHIP UNDER THE PARTNERSHIP
                             ACT 1958 (VIC)):


                             By: /s/ Michael Panaccio
                                ------------------------------------------------
                                Title: Director

                             Michael Panaccio
                             ---------------------------------------------------
                             Name of Director (print)

                             /s/ John William Dyson
                             ---------------------------------------------------

                             John William Dyson
                             ---------------------------------------------------
                             Name of Director (print)


                             Signed by Steven J Frisken in the presence of:

                             /s/ Steven J. Frisken
                             ---------------------------------------------------
                              Steven J. Frisken


                             /s/  A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


            Signature Page to Optium/Engana Stock Exchange Agreement

                             Signed for and on behalf of Simon Poole by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)

                             Signed for and on behalf of Ian Clarke by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


                             Signed for and on behalf of Andrew Bartos by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


            Signature Page to Optium/Engana Stock Exchange Agreement

                             Signed for and on behalf of Phillip Wickham by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


                             Signed for and on behalf of Dmitri Abakoumov by his duly authorized attorney Steven Frisken:


                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken


                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


            Signature Page to Optium/Engana Stock Exchange Agreement

                             Signed for and on behalf of Gina Frisken by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


                             Signed for and on behalf of Glenn Baxter by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


                             Signed for and on behalf of Andrew Kennedy by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


            Signature Page to Optium/Engana Stock Exchange Agreement

                             Signed for and on behalf of Ian Ritchie by is duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)

                             /s/ Russ Johnson
                             ---------------------------------------------------
                                 Russ Johnson


                             COMPANY OPTIONEES:


                             Signed for and on behalf of Ian Ritchie by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


            Signature Page to Optium/Engana Stock Exchange Agreement

                             Signed for and on behalf of Alan Taylor by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)

                             Signed for and on behalf of Pierre De L'Epine by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


                             Signed for and on behalf of Hao Zhou by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


            Signature Page to Optium/Engana Stock Exchange Agreement

                             Signed for and on behalf of Brett Davey by his duly authorized attorney Steven Frisken:

                             /s/ Steven Frisken
                             ---------------------------------------------------
                                 Steven Frisken

                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness

                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


                             SIGNED BY SELLER'S REPRESENTATIVE:
                             (in its capacity as such) IN THE PRESENCE OF:


                             By: /s/ Mark Richards
                                ------------------------------------------------
                                Title: Seller's Representative


                             /s/ A.E. Cochineas
                             ---------------------------------------------------
                             Witness


                             A.E. Cochineas
                             ---------------------------------------------------
                             Name of Witness (print)


            Signature Page to Optium/Engana Stock Exchange Agreement

                                    EXHIBIT A

                               Share Transfer Form

                                    EXHIBIT B

         Statutory Declaration and Indemnity for Lost Stock Certificate

                                    EXHIBIT C

                              Option Transfer Form

                                    EXHIBIT D

                             Stockholders Agreement

                                    EXHIBIT E

                          Registration Rights Agreement

                                    EXHIBIT F

                                    Reserved

                                    EXHIBIT G

                         Optium Secretary's Certificate

                                    EXHIBIT H

                                 Optium Charter

                                    EXHIBIT I

    Definition of U.S. Person as defined under Rule 902 of the Securities Act

                               EXHIBIT J-1 AND J-2

                          Forms of Notice Option Grants